Exhibit 4.42

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DATED THE DAY OF 2005
(1)	PACIFIC INTERNET (HONG KONG) LIMITED

and

(2)

and

(3)

and

(4)	LAM YAT PING HENRY
ZHANG DONG BAO
YU XIAO YING

COOPERATION AGREEMENT

relating to

SETUP OF AN EQUITY JOINT VENTURE

AND BUSINESS TRANSFER IN CHINA

STEVENSON, WONG & CO.

Solicitors & Notaries

Room 2002-9, 20th Floor,

Edinburgh Tower, The Landmark,

15 Queen’s Road Central,

Hong Kong

Ref.:

THIS COOPERATION AGREEMENT is made on the      day of                      2005

BETWEEN :-

(1)	PACIFIC INTERNET (HONG KONG) LIMITED, a company incorporated under the laws of Hong Kong whose address is
Unit 73, 5/F., Hong Kong International Trade & Exhibition Centre, 1 Trademart Drive, Kowloon Bay, Kowloon, Hong Kong
(“PIHK”);

(2)	, a company incorporated under the laws of the People’s Republic of China under business license no. 4403012129365 whose registered office is situate at B2201 (“China VC”);

(3)	, a company incorporated under the laws of the People’s Republic of China under business license no. 4403011130786 whose registered office is situate at (“NZR”); and

(4)	(i)	LAM YAT PING HENRY ( ) (holder of Hong Kong identity card no. G822302(4)) of Flat G, 36/F, Metro City II, Tseung Kwan O, New Territories, Hong Kong (“HL”);

	(ii)	ZHANG DONG BAO ( ) (holder of PRC identity card no. 231026197007181537) of ; and

	(iii)	YU XIAO YING ( ) (holder of PRC identity card no. 231026197009121562) of , (collectively referred to as the “Covenantors” and individually a “Covenantor”).

WHEREAS :-

(A)	China VC is a domestic private limited company incorporated under the laws of PRC (as defined below) and is the legal owner of 90% equity interest in NZR. The corporate and shareholding information of China VC as at the date of hereof is set out in Schedule 1A to this Agreement. Pursuant to its current business license, China VC is permitted to carry on the business of acting as agent to manage and operate the venture capital of the venture capital and investment companies, and investment consultancy.

(B)

NZR is domestic private limited company incorporated under the laws of PRC. The corporate and shareholding information of NZR as at the date hereof is set out in Schedule 1B to this Agreement. Pursuant to the current business license and the ISP

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license ( ) granted by the Ministry of Information Industry of PRC to NZR, NZR is permitted to carry on the business of trading telecommunication equipment, computer software, sale and purchase of hardware (not including sale and purchase or dealing with licensed products), internet access services, electronic messages and research and development, testing, sale and purchase of computer electronic messages and internet, security products, provision of internet security solutions and related technical assistance.

(C)	PIHK is a limited company incorporated under the laws of Hong Kong and is engaged in the business of the provision of value-added telecommunications services.

(D)	PIHK and NZR have agreed to (i) set up an equity joint venture (the “EJV”) in PRC; and (ii) transfer the business of NZR as a going concern together with the relevant assets of such business (as selected by PIHK) to the EJV, in accordance with the terms and conditions of this Agreement.

(E)	The parties hereto are desirous of entering into this Agreement to set out the terms and conditions of setting up the EJV and the transfer of the business of NZR and to establish certain matters pertaining to the operation and management of the EJV and to regulate certain rights and obligations among themselves with respect thereto.

(F)	The Covenantors have agreed to guarantee to PIHK the due and punctual discharge by China VC and NZR of their respective obligations under this Agreement upon and subject to the provisions of this Agreement.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. (a) As used herein and unless otherwise expressly stipulated, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):-

“Accounts Date” shall mean 31 December 2004 (in so far as the audited accounts and financial statements are concerned) and 28 February 2005 (in so far as the management accounts and financial statements are concerned).

“Affiliate” of any Person shall mean any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

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“Agreement” shall mean this cooperation agreement, together with the Annexures and Schedules hereto, as modified, supplemented or amended from time to time.

“Articles of Association” shall mean the articles of association of the EJV, as modified, supplemented or amended from time to time in accordance with the terms hereof and thereof. A copy of the draft Articles of Association is attached hereto as Annexure A.

“Associates” shall have the same meaning as ascribed thereto under the Listing Rules.

“Board” or “Board of Directors” shall mean the board of directors of the EJV.

“Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banking institutions in any one of China or Hong Kong is authorised or required to close.

“Business Opportunities” shall have the same meanings as ascribed thereto in Section 9.1(c) of this Agreement.

“Business Transfer” shall mean the transfer and/or assignment of the business of NZR as a going concern together with the relevant assets of such business including the NZR Business Contracts (as selected by PIHK in its sole and absolute discretion).

“China VC, NZR and Covenantors Warranties” shall mean the (i) representations and warranties given by each of China VC, NZR and the Covenantors in the terms as set out in Schedule 3 of this Agreement.

“Closing” shall mean the completion of the Business Transfer.

“Closing Date” shall mean a date within two (2) months from the date of issuance of the business licence by the Governmental Authority to the EJV or such later date as agreed by PIHK when the Conditions are satisfied or waived by PIHK.

“Conditions” shall mean the conditions for Closing as set out in Section 4.1.

“control” shall have the meaning provided in the definition of “Affiliate” in this Section 1.1.

“Director(s)” shall mean member(s) of the Board of Directors.

“Encumbrances” shall mean any mortgage, charge, pledge, lien, equities, hypothecation or other encumbrance, priority of security interest, deferred purchase, title retention, leasing, sale-and-repurchase or sale-and-lease back arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same.

“EJV” shall have the meaning given to it in Recital (D).

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“EJV Auditors” shall mean the auditors retained by the EJV.

“EJV Business” shall mean the business to be undertaken by the EJV in PRC including but not limited to (i) the conduct of the business of (a) internet access services; (b) data centre services; and (c) store and forward services; (ii) NZR Business following the Business Transfer; and (iii) such other commercial activities in connection with or incidental to any of the above business activities.

“EJV Contract” shall mean the equity joint venture contract, in the form and substance acceptable to PIHK in its absolute discretion and substantially the same as Annexure B, to be made between NZR and PIHK in relation to the establishment of the EJV.

“EJV Licenses” shall mean any necessary licenses and/or certificates (including but not limited to the provincial/cross-provincial ISP license issued by the Ministry of Information Industry of PRC) issued by the relevant Governmental Authorities for the purpose of carrying on the EJV Business as may be required under the PRC laws and regulations from time to time.

“EJV Option” shall have the meaning given to it in Section 2.2.

“EJV Option Agreement” shall mean the option agreement, in the form and substance acceptable to PIHK in its absolute discretion and substantially the same as Annexure D, to be made between NZR and PIHK, pursuant to which [redacted]

“Future Finance” shall mean any further finance, working capital required by the EJV for operation of the EJV Business.

“GAAP” shall mean generally accepted accounting principles.

“Governmental Authority” shall mean the government of PRC or any other country or any provincial, state or political subdivision thereof and any administration, agency, court, commission or other authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including the Ministry of Information Industry of PRC ( )), including, without limitation, any stock or commodities exchange or other quasi-governmental entity established to perform such functions.

“Group Management Fee” shall mean the fee payable by NZR (before Closing) or the EJV (after Closing) to PIHK quarterly, which shall be equivalent to 1% of NZR’s or the EJV’s (as the case may be) total annual revenue.

“HK$” shall mean Hong Kong dollars, the lawful currency of Hong Kong.

“Hong Kong” shall mean Hong Kong Special Administrative Region of China.

“IAS” shall mean International Accounting Standards as may be from time to time adopted by the International Accounting Standards Board;

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“IP Works” shall mean any item of Technical Information in which Intellectual Property Rights subsist.

“ISP” shall mean internet service provider;

“Intellectual Property Rights” shall mean patents, trade marks, service marks, trade names, internet domain names, rights in designs, copyright (including rights in computer software and databases) and rights in know-how and other intellectual property rights, in each case whether registered or unregistered and including applications for the grant of any such rights and all rights or forms of protection having equivalent or similar effect anywhere in the world.

“Invention” shall mean any invention, discovery or technology (and all modifications and improvements thereto) relating to the NZR Business conceived, originated, devised or developed by any of China VC, NZR and the Covenantors during the course whilst they control and manage daily operation of the NZR Group and the NZR Business.

“Know-How” shall mean information, data, know-how or experience whether patentable or not including but not limited to all design, operating instructions, machinery designs, products specifications, blue prints and any other technical and commercial information relating thereto.

“Listing Rules” shall mean the Rules Governing the Listing of Securities of The Stock Exchange of Hong Kong Limited.

“Loan Agreement” shall mean the loan agreement, in the form and substance acceptable to PIHK in its absolute discretion and substantially the same as Annexure C, to be made between PIHK as lender and NZR as borrower in relation to a loan of [redacted]

“Management Service Fee” shall mean the fee payable by NZR (before Closing) or the EJV (after Closing) to PIHK for support services to be rendered by PIHK to NZR or the EJV (as the case may be), including but not limited to the salaries payable to the key management personnel (such as general manager and senior finance manager, etc.) assigned by PIHK to NZR or the EJV (as the case may be) and costs for regional marketing programme or product development programme to be provided by PIHK to NZR as NZR may require or the EJV as the EJV may require (as the case may be).

“NZR Accounts” shall mean (i) the audited consolidated accounts of the NZR Group Companies comprising their consolidated balance sheet as at 31 December 2004 and their consolidated profit and loss accounts in respect of the financial year ended at 31 December 2004; and (ii) the consolidated accounts of NZR Group Companies comprising their balance sheet as at 28 February 2005 and their consolidated profit and loss accounts for the period ended at 28 February 2005. A copy of the NZR Accounts is attached hereto as Schedule 5.

“NZR Assets” shall mean such assets which NZR Group Companies own or possess for the purpose of conducting NZR Business and to be transferred to the EJV for NZR’s capital contribution as stipulated under Section 2.1(2) hereof. A list of the NZR Assets is set out in Schedule 2.

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“NZR Business” shall mean the conduct of any commercial, business activities by NZR in relation to its business of ISP.

“NZR Business Contracts” shall mean the ongoing valid contracts in relation to the NZR Business as at the Closing Date.

“NZR Group” shall mean China VC, NZR, the Covenantors, and any of their Subsidiaries (other than the EJV), Affiliates or Associates, and any other company which becomes the holding company of NZR or which owns or carries on all or substantially all of the business, assets and undertaking of NZR from time to time and the term “NZR Group Company” shall be construed as any member of the NZR Group. The corporate structure of NZR Group is shown in Schedule 1C.

“NZR’s IP Works” shall mean all Intellectual Property Rights currently used or developed by NZR Group Companies in the conduct of or in connection with, the NZR Business.

“NZR Licenses” shall mean all licenses and/or certificates obtained by NZR (including but not limited to the provincial ISP license issued by the Ministry of Information Industry of PRC) from the relevant Governmental Authorities for the purpose of carrying on the NZR Business.

“Parties” shall mean PIHK, China VC, NZR, the Covenantors and their respective successors and permitted transferees in accordance with the terms of this Agreement.

“Person” shall mean any individual, corporation, partnership, joint venture, association, trust, limited liability company or any other entity or organization, including a governmental or political subdivision or an agency, unit or instrumentality thereof.

“PRC” shall mean The People’s Republic of China.

“Quarterly Management Fee” shall mean the fee payable by NZR (before Closing) or the EJV (after Closing) to PIHK quarterly before PIHK’s full exercise of the EJV Option, which shall be equivalent to [redacted] (as the case may be) after deducting the Group Management Fee and Management Service Fee paid or payable to PIHK.

“Regulatory Approvals” shall mean any license, approval, authorization or consent of, or filing, registration or qualification with, or notice to, any Governmental Authority which is required to be made or obtained by the EJV and/or the NZR Group Companies in connection with the conduct of their businesses as contemplated by this Agreement and the Articles of Association.

“Restricted Period” shall mean the period in which each of China VC, NZR and the Covenantors shall be restricted to carry out such business activities as stipulated under Section 9.1.

“RMB” shall mean Renminbi, the lawful currency of PRC.

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“Setup of EJV” shall mean completion of all necessary Regulatory Approvals procedures for setting up the EJV (including but not limited to obtaining the relevant approval certificate(s), business license and EJV Licenses) as may be required under the PRC laws and regulations for the EJV being permitted to carry on the EJV Business in PRC and in the manner as stipulated under Article II hereof.

“Subsidiary” of any Person shall mean any other Person of which the first Person, directly or indirectly: (i) has the power to appoint or remove a majority of the board of directors or, if such other Person does not have a board of directors, other individuals performing similar functions; or (ii) controls 50% or more of the issued shares or securities of such other Person having power to vote.

“Supermajority” shall mean the affirmative vote of at least three-fourths of the Directors attending the meeting of the Board of whom at least three (3) are Directors appointed by PIHK.

“Taxation” or “Taxes” shall mean all forms of taxation whenever created or imposed and whether in the PRC or anywhere in the world and whether imposed by a local, municipal, governmental, state, federal or other body and, without prejudice to the generality of the foregoing, includes enterprise income tax, profits tax, property tax, registration tax, interest tax, corporate tax, salaries tax, stamp duty, sales tax, value-added tax, customs and import and export duty and shall include in addition and without prejudice to the foregoing, all fines, penalties, costs, charges, expenses and interest relating to any claim for Taxation.

“Technical Information” shall mean all identifiable Know-How, experience, data, designs, drawings, specifications, testing procedures and all other technical or commercial information relating to the NZR Business whether in human or machine readable form and whether stored electronically or otherwise.

“Transaction Documents” shall include:-

(i)	the EJV Contract;

(ii)	the Loan Agreement;

(iii)	the EJV Option Agreement;

(iv)	the employment contract for appointing HL as the general manager of the EJV;

(v)	novation agreements to be made by key customers of NZR in respect of assigning the relevant NZR Business Contracts to the EJV;

(vi)	share transfer agreement and share pledge for transfer of [redacted];

(vii)	share transfer agreement and share pledge for transfer of [redacted]; and

(viii)	such other documents which PIHK considers being necessary for completion of the Business Transfer.

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“Transfer” shall mean any sale, assignment, conveyance, pledge, mortgage or other disposition.

Section 1.2 Principles of Construction. All references to Articles, Sections and Annexures are to articles, sections and annexures in or to this Agreement unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

ARTICLE II

THE EJV

Section 2.1 Cooperation by the Parties and Setup of EJV.

(1)	Cooperation

(a)	Each of the Parties shall cooperate and use its/his/her best efforts to make all required filings with the relevant Governmental Authorities and to obtain all consents, approvals or authorizations necessary for such Party to perform its/his /her obligations under this Agreement.

(b)	Each of the Parties shall cooperate and use its/his/her best efforts to ensure due performance and observance of all the terms and conditions of this Agreement (in so far as that Party is responsible for the compliance of such terms and conditions as contemplated under this Agreement).

(2)	Setup of EJV

(a)	PIHK and NZR agree to set up the EJV in PRC, and each of the Parties agrees to cooperate with each other in Setup of EJV, in the following manner:-

(i)	PIHK and NZR shall enter into the EJV Contract as soon as practicable after the execution of this Agreement.

(ii)	The EJV shall be set up under the laws of PRC by PIHK and NZR with a registered capital of RMB10,000,000.

(iii)	Each of PIHK and NZR shall hold 50% of the entire equity interest of the EJV and be obliged to make capital contribution to the EJV in the amount of RMB5,000,000 for their respective 50% equity interest in the EJV.

(iv)	PIHK shall make its capital contribution by means of injecting into the EJV in cash a sum in HK$ equivalent to RMB5,000,000 by itself or through a PRC individual.

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(v)	Without prejudice to the obligation of NZR to make its capital contribution of RMB5,000,000 to the EJV set forth in Section 2.1(2)(a)(iii), PIHK shall provide a loan in the amount of [redacted] (the “Loan [redacted]”) to NZR, and NZR warrants that it shall only use the Loan [redacted] the EJV [redacted] to the EJV.

(vi)	For the purpose of making the Loan [redacted], PIHK and NZR shall execute the Loan Agreement to regulate their respective rights and obligations with respect thereto as soon as practicable after the execution of this Agreement.

(vii)	For making the remaining [redacted] payable by NZR [redacted] (“NZR’s Remaining Capital Contribution”), NZR shall transfer to the EJV the NZR Assets as set out in Schedule 2, the net value of which shall be assessed by an independent valuer to be appointed jointly by PIHK and NZR. Both PIHK and NZR agree that in the event that: (1) the assessed net value of the NZR Assets is equal to or more than [redacted], the NZR’s Remaining Capital Contribution shall be deemed as fully paid up; or (2) the assessed net value is less than [redacted], NZR shall inject the shortfall in cash into the EJV.

(viii)	Both PIHK and NZR shall be obliged to pay up their respective capital contribution in line with the timeframe as agreed by PIHK and NZR as set out in the EJV Contract and in accordance with the requirements under the relevant PRC laws and regulations for obtaining the necessary EJV Licenses as referred to in Section 2.1(3).

(3)	Acquisition of EJV Licenses

Each of the Parties shall cooperate and use its/his/her best efforts to assist the EJV to obtain all EJV Licenses necessary for the EJV to conduct the EJV Business within three (3) months from the date hereof (or such later date as may be agreed in writing by PIHK in its absolute discretion) failing which PIHK shall have the option to terminate the cooperation between the Parties as contemplated by this Agreement and terminate the EJV Contract in accordance with the provisions set out in Section 4.4.

(4)	Operation of NZR

Each of the Parties shall cooperate and use its/his/her best endeavours to ensure NZR’s smooth operation and lawful conduct of the NZR Business before Closing and agree as follows:-

(a)	Management of NZR

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Each of China VC and the Covenantors warrants and undertakes to appoint four (4) representatives nominated by PIHK to be the directors of NZR’s board of directors (“PIHK’s Director in NZR”) within 30 days from the date of this Agreement or such later date to be agreed by PIHK in its absolute discretion. Each of China VC and Covenantors further warrants and undertakes that the business and affairs of NZR shall be managed and controlled by its board of directors which shall not consist of more than five (5) members, of whom four (4) shall be nominated by PIHK and the remaining one (1) shall be nominated by China VC, unless otherwise agreed between China VC and PIHK. The legal representative of NZR shall be appointed by China VC.

(b)	Operation of the NZR Business

(i)	NZR shall continue to operate the NZR Business until the Closing Date. The business and affairs of NZR shall be managed and controlled by the board of directors of NZR.

(ii)	For the purpose of ensuring NZR to effectively carry on the NZR Business before Closing, each of China VC, NZR and the Covenantors hereby warrants and undertakes to:-

(aa)	take all action to maintain validity and subsistence of the NZR Licenses; and

(bb)	duly perform and observe all terms and conditions of the NZR Business Contracts and all business contracts entered or to be entered into by NZR and will not do anything or omit to do any thing which might result in the termination or revocation of the NZR Business Contracts or any of the business contracts entered or to be entered into by NZR.

(iii)	Both PIHK and NZR agree that upon signing of this Agreement and up until the Setup of EJV and EJV commences its business, NZR shall pay the Group Management Fee, Management Services Fee and Quarterly Management Fee to PIHK net of any tax charges and expenses. The Group Management Fee, Management Services Fee and Quarterly Management Fee shall be calculated based on the management accounts of NZR which shall be provided by NZR to PIHK within one (1) calendar month from the last day of each quarter of the year (namely, 31 March, 30 June, 30 September and 31 December).

(iv)	China VC and the Covenantors shall jointly and severally be responsible and liable for all the liabilities of NZR incurred up to and including 31 December 2005. Commencing on 1 January 2006 and ending on the date on which the EJV commences business, PIHK shall be entitled to [redacted] of the total net profit of NZR and be responsible and liable for up to [redacted] of the total net loss of NZR (as the case may). For the avoidance of doubt, PIHK shall have the absolute right to decide the timing and the manner in which the said profit of NZR shall be distributed to PIHK.

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(v)	PIHK and NZR acknowledge that NZR may from time to time engage PIHK for the provision of telecommunications support services as may be required by NZR at a fee to be agreed between PIHK and NZR.

(vi)	Commencing on 1 January 2006 and ending on the date on which the EJV commences business (the “Relevant Period”), NZR may need to obtain additional operating cash from China VC and/or the Covenantors for the purpose of the NZR Business. In consideration of China VC’s and/or the Covenantors’ agreement to provide additional operating cash to NZR during the Relevant Period, PIHK and NZR agree that in such event, as and when the EJV commences business, PIHK and NZR will procure the EJV to repay China VC and/or the Covenantors for such amount to be calculated by PIHK and NZR. For the purpose of calculating the amount to be repaid by the EJV, China VC and/or the Covenantors shall provide documentary evidence to PIHK to show that additional operating cash has been injected into NZR for the purpose of the NZR Business. For the avoidance of doubt, the exact amount to be paid by the EJV to China VC and/or the Covenantors, the timing for the repayment and the manner in which the repayment shall be made shall be discussed and agreed between PIHK and NZR within one (1) month from the date of this Agreement.

(5)	Operation of the EJV after Closing

(a)	The composition of the Board of Directors and management of the EJV shall be subject to Articles VII and VIII hereof and the relevant provisions of the EJV Contract.

(b)	Both PIHK and NZR agree that as soon as EJV commences its business, EJV shall pay the Group Management Fee, Management Services Fee and Quarterly Management Fee to PIHK net of any tax charges and expenses. The Group Management Fee, Management Services Fee and Quarterly Management Fee shall be calculated based on the management accounts of EJV which shall be provided by EJV to PIHK within one (1) calendar month from the last day of each quarter of the year (namely, 31 March, 30 June, 30 September and 31 December). NZR shall procure the EJV to provide the management accounts to PIHK and to make the Group Management, Management Services Fee and Quarterly Management Fee to PIHK on time.

(c)

Both PIHK and NZR agree that NZR may at the expenses of the EJV appoint an accounting staff to the EJV to assist in daily accounting operations of the EJV and report the financial status of the EJV to NZR. Notwithstanding the above, the salary of such accounting staff shall be subject to the market rate of salary for similar position and work nature, and such

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accounting staff shall be obliged to fulfilled the reasonable standard of performance as may be required by the EJV and be directly accountable to and under the supervision and direction of the accounting manager of the EJV to be nominated by PIHK.

Section 2.2 EJV Option

Following the execution of the Loan Agreement, NZR shall execute the EJV Option Agreement whereby, inter alia:-

(a)	[redacted]

(b)	[redacted.]

(c)	[redacted]

ARTICLE III

BUSINESS TRANSFER

Section 3.1 Business Transfer.

(1)	Each of China VC, NZR and the Covenantors hereby warrants and undertakes, and PIHK agrees, that:-

(a)	within two (2) months upon the issuance of the business license by the Governmental Authority to the EJV (or such later date as agreed by PIHK), NZR shall transfer and/or assign the business of NZR as going concern together with the relevant assets of such business including the NZR Business Contracts (as selected by PIHK in its sole and absolute discretion) to the EJV as part of its contribution to the EJV;

(b)	in the event that any of the NZR Business Contracts and/or assets of NZR selected by PIHK cannot be transferred and/or assigned to the EJV (the “Non-Assignable NZR Contracts”) for whatever reason, each of China VC, NZR and the Covenantors shall be jointly and severally liable for indemnifying the EJV for the profit to be derived from the Non-Assignable NZR Contracts. For the avoidance of doubt, all Parties agree that the profit margin for the Non-Assignable NZR Contracts shall be not less than 10% of the contract revenue thereof;

(c)	China VC, NZR and the Covenantors shall be responsible for any expenses, charges, tax or government fees which may be incurred in the course of the Business Transfer at their respective own costs; and

(d)	Immediately following Closing, NZR shall terminate its entire operation and cease to engage in any new business activity.

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Section 3.2 Closing of the Business Transfer.

(1)	Subject to the satisfaction and/or waiver of the Conditions, Closing shall take place at 11 a.m. on the Closing Date at the Hong Kong offices of PIHK or on such other date or at such other time or place as may be agreed in writing by PIHK.

(2)	At Closing, China VC shall procure NZR to, and NZR shall at its own cost and expense deliver or cause to be delivered the following to the EJV or to the order of PIHK, and shall execute and deliver any and all deeds and other documents and do any and all other acts and things as PIHK may seem appropriate or desirable to ensure that the legal and beneficial ownership of the business of NZR shall be transferred and/or assigned from NZR to the EJV absolutely and completely at Closing:

(a)	the NZR Business Contracts;

(b)	originals of the duly signed directors’ resolutions of each of China VC and NZR approving (among other things) China VC’s and NZR’s entry into this Agreement and the transactions contemplated hereby, and the appointment of their respective authorised signatories to execute this Agreement on their behalf; and

(c)	such other information and documents as the EJV and/or PIHK may require to give to the EJV good and marketable title to the business of NZR and to enable the EJV to become the legal and beneficial owner thereof or otherwise in relation thereto, in each case free and clear of any and all encumbrances.

ARTICLE IV

CONDITIONS TO CLOSING

Section 4.1 Conditions to Closing. The obligation of PIHK to effect the Closing under this Agreement is subject to the fulfillment, prior to or at the Closing, of each of the following Conditions (any or all of which, to the extent permitted by law, may be waived by written agreement of PIHK):-

(1)	Representations and Warranties. The China VC, NZR and Covenantors Warranties together with the representations and warranties of each of the Parties contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made again on and as of such date.

(2)	Performance of Obligations. Each of the other Parties shall have performed and complied in all material respects with all obligations and covenants required to be performed or complied with by it pursuant to this Section 4.1 on or prior to the Closing Date.

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(3)	No Government Injunction. There is not pending or threatened any action, proceeding or investigation that seeks any governmental injunction or restraining order issued by a court of competent jurisdiction against the EJV and/or any of NZR Group Companies.

(4)	No Material Adverse Change. There shall not have occurred any material adverse change in the financial markets, governmental regulations and business environment in PRC and PIHK shall have been satisfied that there is no material adverse change in the business and financial status of NZR.

(5)	Due Diligence Investigation. PIHK is fully satisfied with the results of the due diligence investigation to be carried out by it on:-

(a)	the business, assets, liabilities and financial position and prospects of NZR;

(b)	the legality of the EJV’s intended operation of the EJV Business in PRC;

(c)	the legality of the intended Business Transfer from NZR to the EJV; and

(d)	the legality of such other issues incidental to matters, transactions contemplated under the Setup of EJV and Business Transfer.

For the purposes of this Section, it is hereby acknowledged by all the Parties that whether or not PIHK is satisfied with the result of the due diligence investigation is entirely within the sole discretion of PIHK and is not subject to any matters which have or may by disclosed by China VC, NZR and the Covenantors.

(6)	Setup of EJV. The Governmental Authority has issued the business license to the EJV within three (3) months from the date hereof (or such longer period as agreed by PIHK).

(7)	Execution of the Transaction Documents. Each of the Transaction Documents shall have been duly executed in escrow and delivered to Stevenson, Wong & Co, Solicitors who shall hold the Transaction Documents in escrow pending completion of the Business Transfer and/or the direction of PIHK.

(8)	Consolidation of Accounts. Under the accounting policy adopted by the holding company of PIHK and to the satisfaction of PIHK, the account of the EJV shall have been able to be consolidated into the financial statements of PIHK and its group of companies.

(9)	Warranties given by HL. HL has provided documentary evidence (including, without limitation, the deed of confirmation as stipulated in Section 9.1(5)(d)) to PIHK showing that the warranties and undertakings given by HL as set forth in Section 9.1(5) of this Agreement have been complied with.

Section 4.2 Waiver of Conditions. PIHK shall be entitled by notice given to NZR (in its own capacity and on behalf of China VC and the Covenantors) to waive compliance with or fulfilment of any of the Conditions.

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Section 4.3 Time for Satisfaction of Conditions. China VC, NZR and the Covenantors shall respectively use their best endeavours to procure that the Conditions are fulfilled as soon as practicable and in any event on or before the date falling on the expiry date of the 10-calendar-month period following the date of this Agreement, but if the Conditions have not been fulfilled or waived by that date (or by such later date as may be agreed in writing by PIHK in its absolute discretion), then, neither China VC, NZR nor the Covenantors shall have any rights or claims against PIHK.

Section 4.4 Non-Compliance of Conditions

Each of China VC, NZR and the Covenantors hereby warrants and undertakes that in the event of any non-compliance of Conditions immediately before Closing, PIHK shall be entitled, in its absolute discretion, to:-

(1)	refuse to perform the Closing and stop injecting further capital into or for the establishment of the EJV (as the case may be);

(2)	terminate the EJV Contract, upon which, NZR shall be entitled to withdraw or the redistribution of the NZR Assets already injected into the EJV by NZR; and PIHK shall be entitled to withdraw or the redistribution of all remaining assets of the EJV;

(3)	nominate a domestic company or person in PRC (“PIHK’s Nominee”) to acquire [redacted] of the entire equity interest in NZR at [redacted]. Upon completion of the acquisition of the [redacted] equity interest in NZR, PIHK’s Nominee shall hold such [redacted] equity interest in NZR in trust for PIHK, and PIHK’s Nominee shall enter into a shareholders’ agreement with the other shareholders of NZR, in which all those provisions in relation to the Parties’ rights and obligations in respect of the management and operation of the EJV under this Agreement and EJV Contract shall be adopted (if appropriate as determined by PIHK at its absolute discretion and as permitted under PRC laws and regulations) as if the EJV has been set up. Following the acquisition of [redacted] of the entire equity interest in NZR by PIHK’s Nominee, NZR shall apply for a cross-provincial ISP license; and

(4)	all costs and expenses incurred in relation to the termination of the EJV Contract and the withdrawal and/or redistribution of the assets of the EJV shall be bore by NZR absolutely.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1 Each Party. Each Party hereby represents and warrants to the other Parties that on the date hereof and as of the Closing Date:

(1)	Corporate Status, Power and Authority. Such Party has full power and authority (corporate or otherwise) to enter into and perform its/his obligations under this Agreement.

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(2)	Authorization and Enforceability. The execution and delivery of this Agreement and the performance of the obligations hereunder has been duly authorised (corporate or otherwise) by such Party and this Agreement constitutes valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

(3)	Regulatory Approvals. No consent, waiver, approval or authorization of any Governmental Authority or any filing, registration or qualification with or notice to, any Governmental Authority is required on the part of such Party in connection with such Party’s execution or delivery of this Agreement or the performance of any of its obligations hereunder.

(4)	Litigation. To the best knowledge of such Party after having made due inquiry, there are no judicial or administrative actions, proceedings or investigations pending or threatened against such Party that questions the validity, binding nature and enforceability of this Agreement or the ability of such Party to perform the obligations under this Agreement.

Section 5.2 Warranties given by China VC, NZR and the Covenantors.

(1)	In consideration of PIHK entering into this Agreement, each of China VC, NZR and the Covenantors hereby represents and warrants to PIHK that, at the date of this Agreement, each of the China VC, NZR and Covenantors Warranties is true, accurate and complete in all respects and not misleading and will be true and accurate in all respects and not misleading at all times up to and including the Closing Date.

(2)	The China VC, NZR and Covenantors Warranties shall be separate and independent and save as expressly provided shall not be limited by reference to any other section or anything in this Agreement or the Schedules.

(3)	The China VC, NZR and Covenantors Warranties shall be deemed to be repeated as at the Closing Date as if all references therein to the date of this Agreement were references to the Closing Date.

(4)	Each of China VC, NZR and the Covenantors acknowledges that PIHK is entering into this Agreement in reliance on each of the China VC, NZR and Covenantors Warranties which has been given as a representation and with the intention of inducing PIHK to enter into this Agreement and that PIHK has been induced to enter into this Agreement on the basis of and in full reliance upon them. Without prejudice to any other rights or remedies which PIHK may have under this Agreement or otherwise, each of China VC, NZR and the Covenantors hereby agrees to indemnify and keep indemnified PIHK in full from and against all liabilities, losses, damages, claims which PIHK may suffer through or arising from any breach of any of the China VC, NZR and Covenantors Warranties.

(5)	Each of China VC, NZR and the Covenantors hereby agrees and undertakes, jointly and severally to indemnify PIHK or the EJV and to keep the same indemnified in respect of their respective costs (including their legal costs) and expenses which PIHK and/or the EJV may reasonably incur either before or after the commencement of any arbitration or other proceedings brought by PIHK in connection with:-

(i)	the settlement of any claim that any of the China VC, NZR and Covenantors Warranties are untrue or misleading or have been breached;

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(ii)	any arbitration proceedings in which PIHK claims that any of the China VC, NZR and Covenantors Warranties are untrue or misleading or have been breached and in which the arbitral order is given for PIHK; or

(iii)	the enforcement proceedings of any such arbitral order;

PROVIDED that PIHK shall take all reasonable steps to mitigate its costs and expenses as aforementioned.

(6)	If there is any breach or non-fulfillment of any of the China VC, NZR and Covenantors Warranties resulting in:

(a)	the value of any of the NZR Assets being or becoming less than it would have been had the relevant circumstances been as so warranted; or

(b)	any NZR Group Companies or the EJV having incurred or incurring any liability or an increase in a liability which it would not have incurred had the relevant circumstances been as so warranted, or

(c)	the EJV being unable to effectively carry on the EJV Business as contemplated under this Agreement then each of China VC, NZR and the Covenantors agrees and undertakes to indemnify PIHK and/or the EJV on demand (at the option of PIHK) an amount equal to either:

(i)	the reduction in value of the NZR Assets or(as the case may be) the liability or increased liability thereby incurred by the NZR Group Companies; or

(ii)	an amount equal to any loss of PIHK and/or the EJV arising from such breach or non-fulfillment.

Section 5.3 Guarantee and Indemnity.

(1)

In consideration of PIHK’s entering into this Agreement, each of the Covenantors, as primary obligor hereby, jointly and severally, unconditionally and irrevocably guarantees by way of continuing guarantee to PIHK the due and punctual performance and observance by China VC and NZR of all their respective and collective obligations, commitments, undertakings, agreements, indemnities and covenants under or pursuant to this Agreement and/or any of the Transaction Documents and, agree to indemnify and keep indemnified PIHK in full from and against all liabilities, losses, damages, claims, costs and expenses (including any legal costs and expenses on a full indemnity basis) which PIHK may suffer through or arising from any breach by China VC and/or NZR of such obligations, commitments, undertakings, agreements, indemnities or

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covenants. Each of the Covenantors, as primary obligor, jointly and severally, unconditionally and irrevocably agrees that if any China VC and/or NZR fails to discharge liability undertaken or expressed to be undertaken by them/it under or pursuant to this Agreement and/or any of the Transaction Documents, the Covenantors shall forthwith upon demand unconditionally perform (or procure performance of) and shall satisfy (or procure the satisfaction of) the obligation or liability in regard to which such default has been made in the manner prescribed by this Agreement and/or any of the Transaction Documents and so that the same benefits shall be conferred on PIHK as it would have received if such obligation or liability had been duly performed and satisfied by China VC and/or NZR. Each of the Covenantors hereby waives all rights which he may have to require PIHK to proceed first against or claim payment from China VC and/or NZR (as the case may be).

(2)	The guarantee and indemnity set out in this Section 5.3(1) shall be a continuing security to PIHK for all obligations, commitments, undertakings, indemnities and covenants on the part of China VC and/or NZR under or pursuant to this Agreement and/or any of the Transaction Documents notwithstanding any settlement of account or other matter or thing whatsoever and is in addition and without prejudice to and not in substitution for any rights or security which PIHK may now or hereafter have or hold for the performance and observance of the obligations, commitments, undertakings, agreements, warranties, indemnities and covenants of China VC and/or NZR under or in connection with this Agreement and/or any of the Transaction Documents.

(3)	Without prejudice to the foregoing provisions, in the event that any of China VC, NZR and the Covenantors (“Defaulting Member”) has committed a breach of any terms and conditions of this Agreement and/or any of the Transaction Documents as a result of which loss, damage, costs, expenses and liabilities are sustained on the part of PIHK, the Parties hereto agree that compensation payable to PIHK in respect of the said loss, damage, costs, expenses and liabilities shall first be satisfied by transferring and paying to PIHK the dividends (if any) which would otherwise be due and payable to the Defaulting Members by the EJV. The EJV is hereby authorised to set off and apply all and any dividends declared and payable to the Defaulting Members for the purpose of settling compensation payable by the Defaulting Members to PIHK or any part thereof in accordance with the provisions set out in this Section 5.3(3).

(4)	Each of the Covenantors shall be liable under this Section as if he/she/it was the sole principal debtor and not merely as surety, the obligations of the Covenantors under this Section shall not be affected by any matter or thing which but for this provision might operate to affect or prejudice those obligations, including without limitation:-

(a)	any time or indulgence granted to, or composition with, any of China VC, NZR or the Covenantors or any other Person;

(b)	the taking, variation, renewal or release of, or neglect to perfect or enforce this Agreement and/or any of the Transaction Documents or any right, guarantee, remedy or security from or against any of China VC, NZR or the Covenantors or any other Person;

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(c)	any unenforceability or invalidity of any obligation on the part of any of the NZR Group Companies, so that this Clause shall be construed as if there were no such unenforceability or invalidity;

(d)	the liquidation, winding-up, receivership or bankruptcy of any of the NZR Group Companies;

(e)	any other act, matter, event or omission which but for this provision would or might operate to discharge, impair or otherwise affect the liabilities of any of China VC, NZR or the Covenantors; and

(f)	any invalidity or unenforceability of, or any variation to any of the provisions of this Agreement and/or any of the Transaction Documents.

ARTICLE VI

TRANSFER OF STOCK OR OTHER EQUITY INTERESTS

Section 6.1 Transfer by NZR. NZR shall not transfer any equity interest (other than exercise of the EJV Option by PIHK and/or its nominee(s)) in the EJV to any third party unless all relevant provisions of this Agreement and the EJV Contract are complied with and the prior written consent from PIHK is obtained. Each of China VC and the Covenantors further undertakes and warrants that none of them shall transfer its/his/her equity and/or beneficial interest or any part thereof in NZR unless prior written consent from PIHK shall have been obtained.

Section 6.2 Creation of Encumbrances. Each of China VC, NZR and the Covenantors further undertakes not to create any Encumbrances on its/his/her shareholdings in the EJV and/or NZR and shall not enter into any agreement/arrangement the purpose of which is to create such Encumbrances unless prior written consent from PIHK shall have been obtained.

ARTICLE VII

DIRECTORS, OFFICERS; SHAREHOLDER VOTING

Section 7.1 Number and Appointment of Directors. (a) Unless otherwise agreed by the PIHK, the Board of Directors shall consist of five (5) members of whom four (4) shall be appointed by PIHK. (b) Each Director shall be entitled to appoint any person or any other Director to be his alternate and each alternate shall have one vote for every Director whom he represents in addition to any vote of his own. (c) The chairman of the Board shall be determined by PIHK among the four Directors nominated by PIHK.

Section 7.2 Vacancy; Removal. In the event that the position of a Director becomes vacant for any reason (including the death, disability or resignation of any such Director), the Party appointing that Director shall be entitled to nominate another Director to replace the Director whose office is vacant. A Director shall be removed with or without cause upon and only upon the written consent of the Party appointing that Director.

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Section 7.3 Quorum. The quorum for a Board meeting shall be at least four (4) Directors of whom three shall be the Director nominated by PIHK. If notice of any Board meeting (“Intended Meeting”) shall have been duly served on all Directors but no quorum shall be formed at the Intended Meeting then a substitute Directors Meeting (“Substituted Meeting”) could be held within 14 Business Days after the date of Intended Meeting and quorum for the Substituted Meeting shall be any three Directors of whom at least two shall be the Directors nominated by PIHK.

Section 7.4. Right to Convene and the Conduct of Meeting.

(1)	The Board shall meet as required provided that any Director may call a Board meeting by not less than 14 days’ notice in writing to the EJV specifying the business to be transacted thereat. Directors may participate in a meeting of the Board by means of telephone conference or similar communications equipment whereby all persons participating in the meeting can hear each other and such participation shall constitute presence in person. Resolutions of the Board may be passed by resolution signed by all the Directors.

(2)	Either PIHK or NZR may call a general meeting of the EJV by not less than 14 days’ notice in writing to the EJV and the other Party. The quorum for shareholders’ meetings shall be four and must consist of at least three persons being the authorized representative or proxy for PIHK.

(3)	Each of PIHK and NZR will exercise or refrain from exercising any voting rights or other powers of control so as to ensure the passing of any and every resolution necessary or desirable to procure that the affairs of the EJV are conducted in accordance with the provisions of this Agreement and otherwise to give full effect to the provisions of this Agreement and likewise to ensure that no resolution is passed which does not accord with such provisions.

Section 7.5 Power of the Directors. The business and affairs of the Company shall be managed and controlled by the Board of Directors and that subject to Section 8.1, questions arising in any meeting of the Board shall be decided by a simple majority of votes and the chairman of the Board shall have no second or casting vote in case of any deadlock in voting result.

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ARTICLE VIII

MANAGEMENT

Section 8.1 Management.

(1)	The chairman of the Board shall be the legal representative of the EJV.

(2)	Both PIHK and NZR agree that PIHK shall have the right to appoint the general manager and chief financial officer of the EJV.

(3)	Without prejudice to the right of PIHK to appoint the chairman of the Board as set forth in Section 7.1, both PIHK and NZR agree that HL will be appointed as one of the Directors nominated by NZR and be the first chairman of the Board and the legal representative of the EJV.

During the term of HL as the legal representative of the EJV, the EJV shall not carry out, and any of China VC, NZR and the Covenantors shall not procure the EJV to carry out, any of the following actions except as expressly required or permitted by this Agreement approved by:-

(a)	a Supermajority vote of all Directors attending the relevant meeting of the Board:-

(i)	changing the Articles of Association of the EJV;

(ii)	promoting or taking any steps to effect its winding up or passing of any resolution to liquidate it or applying to any court of competent jurisdiction for an order to convene a meeting of creditors or any class of creditors or members or any class of members or to sanction any such compromise or arrangement or applying for extension of the term of the EJV;

(iii)	increasing or reducing the registered capital of the EJV;

(iv)	consolidating, subdividing or converting any of its registered capital of the EJV; and

(v)	merging or consolidating with or into any other company, or reconstructing or amalgamating its business;

(b)	a simple majority vote of all Directors attending the relevant meeting of the Board:-

(i)	declaring or paying any dividends subject to the provision of Section 8.3;

(ii)	approval of the annual budget, financial statement, material operational and investment policies of the EJV;

(iii)	altering its accounting year end or changing its secretary, EJV Auditors or accounting policies and practices;

(iv)	committing to any expenditure in excess of RMB50,000;

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(v)	borrowing any money or obtaining any credit advance in any form from any parties;

(vi)	lending any money to any person (otherwise than by way of deposit with a bank or other financial institution the normal business of which includes the acceptance of deposits) or granting any credit to any person (except to its customers in the normal course of business);

(vii)	commencing or acquiring any new line of business which does not fall within the Business or engaging in any other business activities other than those contemplated under this Agreement;

(viii)	enter into any partnership as defined in the Partnership Ordinance (Cap. 38 of the Laws of Hong Kong) or joint venture arrangement with a view to establish a new company or entity or to develop a new line of business otherwise than as contemplated under the this Agreement;

(ix)	entering into any connected party transaction(s) (as defined in the Listing Rules) between the EJV of the one part and any of China VC, NZR and the Covenantors (including their respective Subsidiaries/Associates/ Affiliates) of the other part;

(x)	participating in any litigation or claim for loan repayment (except to those loans in the normal courses of business of the EJV);

(xi)	appointment of general manager, vice general manager and chief financial officer of the EJV;

(xii)	formulating or amending the remuneration packages for Directors, general manager, vice general manager and chief financial officer of the EJV;

(xiii)	approving the lease for business place of the EJV;

(xiv)	pledging of the equity interest in the EJV to any parties/persons;

(xv)	varying, modifying or abrogating any of the rights attaching to any equity interest in the EJV;

(xvi)	creating, allotting or issuing or agree to create, allot or issue any shares in the capital of the EJV or grant or agree to grant any option over or right to acquire or purchase or redeem any equity interest in the EJV other than the EJV Option;

(xvii)	passing any resolution the result of which would be its winding up, liquidation or receivership save as otherwise expressly provided in this Agreement, or make any composition or arrangement with creditors;

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(xviii)	changing the size of the Board of Directors;

(xix)	entering into, modifying or varying any employment contract, remuneration package or benefit scheme of any department head or employee who receive an annual remuneration of more than RMB200,000 or such other sum as may be determined by a Supermajority of the Board;

(xx)	altering the arrangement regarding appointment of authorised signatories of bank accounts of the EJV as agreed pursuant to Section 8.4;

(xxi)	transferring any benefit, right or interest of any contract, agreement (whether oral or written) to which the EJV is a party thereto unless otherwise agreed by PIHK;

(xxii)	entering into or modifying, amending any service contract, employment agreement or consultancy contract between the EJV of the one part and any of China VC and/or NZR and/or any of the Covenantors (including their respective Subsidiaries/Associates/Affiliates) of the other part;

(xxiii)	engaging in any material investments or disposals of assets of the EJV outside the ordinary course of business.;

(xxiv)	incorporating any subsidiary or permitting the disposal or dilution of its interest, directly or indirectly, in any subsidiary or acquire shares or interests in any company or dispose of any shares or interests in any company or acquire or dispose of any loans or loan capital;

(xxv)	direct or indirect provision of any loans and/or guarantees to any parties;

(xxvi)	engaging in any material investments or disposals of assets of the EJV outside the ordinary course of business.

For the purpose of this Section 8.1(3), any reference to a sum of monies shall include monies incurred/involved in a single transaction as well as the aggregate of all sums of monies incurred/involved in a series of transactions of the same or substantially the same nature.

(4)	Each of China VC, NZR and the Covenantors hereby warrants and undertakes to indemnify PIHK and/or the EJV for any loss which they may suffer through or arising from any action set forth in Section 8.1(2) carried out without the approval of a Supermajority of the Board of Directors.

Section 8.2. Financing. If in addition to the capital contribution made by both PIHK and NZR pursuant to the terms of this Agreement, any further finance, working capital (“Future Finance”) shall be required in relation to the EJV Business, both PIHK and NZR agree that the funding requirements of the EJV will be met as the Board may from time to time resolve by means of:-

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(1)	firstly, advances and credits obtained by the EJV from banks and/or financial institutions and/or other similar sources without recourse to PIHK nor NZR;

(2)	secondly, advances and credits from banks and/or financial institutions and/or other similar sources with recourse to PIHK and NZR provided always that PIHK and/or any of the Directors appointed by PIHK shall not be required to provide any supporting guarantee or security in relation to such Future Finance;

(3)	thirdly, advances and credits obtained by the EJV from either PIHK or NZR (subject to their respective consent). For any such loan provided by PIHK to the EJV, PIHK shall be entitled to interest payment at the then prevailing prime rate as quoted by the Hongkong and Shanghai Banking Corporation Limited; and

(4)	fourthly, and only in the event that such Future Finance cannot be obtained via the three foregoing methods, increasing the registered capital of the EJV pursuant to which PIHK and NZR will pay their shares of the additional capital contribution for the Future Finance (“Additional Capital”) in accordance with their respective registered equity holding ratio in the EJV. In case that NZR fails or is unable to pay the whole or any part of its share of the Additional Capital, PIHK shall have the option to pay on behalf of NZR the whole or any part of the outstanding Additional Capital payable by NZR (“NZR’s Capital Shortfall”) on such terms and conditions as PIHK in its absolute discretion may decide and/or impose. Following any payment of the NZR’s Capital Shortfall by PIHK, PIHK or its nominee(s) shall be entitled to acquire certain amount of equity interest in the EJV (“Additional Equity Interest”) from NZR [redacted] from time to time as may be permitted under the PRC laws and regulations to reflect the total amount contributed by PIHK to the EJV. For the purpose of determining the amount of the Additional Equity Interest, an independent valuer shall be appointed by PIHK after consulting with NZR to assess the net assets value of the EJV based on a valuation approach to be agreed by both PIHK and NZR. The total amount of Additional Equity Interest shall be computed in accordance with the following formula:-

Total amount of Additional Equity Interest:		The amount of NZR’s Capital Shortfall paid by PIHK The net assets value of the EJV as assessed by the independent valuer
=

For the avoidance of doubt, PIHK shall not be obligated to pay for, contribute to and/or assist the EJV to obtain Future Finance. PIHK shall, in its absolute discretion, decide whether to contribute the Additional Capital, and if so, the amount of additional capital contribution. Without prejudice to the foregoing, in the event that both PIHK and NZR agree to contribute the Additional Capital in accordance with their respective registered equity holding ratio in the EJV, then in consideration of NZR’s agreement to make such further contribution, PIHK agrees to inject, for and on behalf of NZR, a sum not exceeding RMB500,000 to the registered capital

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of the EJV (in addition to the amount to be injected by PIHK into the EJV). For the avoidance of doubt, NZR is not required to repay such amount to PIHK and should NZR is required to contribute more than RMB500,000 to the registered capital, PIHK shall only pay RMB500,000 and NZR shall pay the excess to the EJV.

For the avoidance of further doubt, the equity interest of PIHK in the EJV shall not in any way be diluted due to the above funding arrangements or any other arrangements unless PIHK’s prior written consent shall have been obtained. In the event that PIHK shall decide not to make any further investment in the EJV, PIHK shall have the absolute right to proceed with the termination of the EJV Contract and the winding up of the EJV.

Section 8.3 Distribution of Dividends. As soon as (1) the EJV shall have sufficient cash on hand for its business operation as determined by the Board from time to time; and (2) there shall not be any unsettled loan owed by the EJV as referred to in Section 8.2(3), the Board shall based on the Board’s resolution declare and pay dividends of certain percentage of the EJV’s distributable profits to PIHK and NZR proportional to their respective equity holding in the EJV.

Section 8.4 Bank Signatories. PIHK and NZR agree that only PIHK shall have the right to appoint joint authorised signatories of all bank accounts of the EJV. Any cheques drawn by the EJV and/or any withdrawal, transfer from such bank accounts shall be countersigned by any two of the said joint authorised signatories. Provided always that PIHK’s nominee shall have the absolute discretion to refuse signing or countersigning any cheques if PIHK shall reasonably believe making of such payment will adversely affect the EJV’s interest.

Section 8.5 Entering into Agreements, Contracts.

(1)	All contracts, agreements or any other documents of which the EJV shall be a party thereto and involving a sum of more than RMB50,000 shall be signed, executed by at least one Director appointed by PIHK. The EJV shall not enter into any agreement, arrangement with any person in any manner save and except in writing and in accordance with the provisions set out hereunder. Provided always that PIHK’s nominee shall have the absolute discretion to refuse signing or executing any contract, agreement or document if PIHK shall reasonably believe the entry into such agreement(s) or execution of such document(s) will adversely affect interest of the EJV.

(2)	For the purpose of this Section 8.5, any reference to a sum of monies shall include monies involved in a single transaction as well as the aggregate of all sums of monies involved in a series of transactions of the same or substantially the same nature.

Section 8.6 Use of the Registered Capital. The Parties agree the registered capital of the EJV or any part thereof shall only be used as working capital of the EJV for its ordinary course of business and in particular direct operation, infrastructure upgrade and maintenance, marketing, related research and product development as well as new office opening.

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Section 8.7 Confidentiality. Subject to as hereinafter expressly appears and save and except expressly approved by all the parties in writing, each of the parties to this Agreement shall maintain and shall procure that their respective appointees as directors of the EJV shall maintain strict confidence and secrecy in respect of all information of a proprietary commercial and trading nature received by them or it directly or indirectly pursuant to this Agreement, and each of the parties to this Agreement shall use its best endeavours to procure that its/his/her officers, directors and associates (if any) shall likewise maintain strict confidence and secrecy in respect of such information.

(1)	For the purposes of this Clause, “Confidential Information” means all information of a confidential nature disclosed (whether in writing, verbally or by any other means and whether directly or indirectly) by one party (the “Disclosing Party”) to any other party (the “Receiving Party”) whether before or after the date of this Agreement.

(2)	During the term of this Agreement and within one year after the termination or expiration of this Agreement for any reason whatsoever the Receiving Party shall:-

(a)	keep the Confidential Information confidential;

(b)	not disclose the Confidential Information to any other person other than with the prior written consent of the Disclosing Party or being compelled by law or in accordance with Section 8.7; and

(c)	not use the Confidential Information for any purpose other than the performance of its obligations under this Agreement.

(3)	During the term of this Agreement the Receiving Party may disclose the Confidential Information to its employees (the “Recipient”) to the extent that it is necessary for the purposes of this Agreement.

(4)	The Receiving Party shall procure that each Recipient is made aware of and complies with all the Receiving Party’s obligations of confidentiality under this Agreement as if the Recipient was a party to this Agreement.

(5)	The obligations contained in Section 8.7 shall not apply to any Confidential Information which :-

(a)	is at the date of this Agreement or at any time after the date of this Agreement comes into the public domain other than through breach of this Agreement by the Receiving Party or any Recipient; or

(b)	can be shown by the Receiving Party to the reasonable satisfaction of the Disclosing Party to have been known to the Receiving Party prior to it being disclosed by the Disclosing Party to the Receiving Party; or

(c)	subsequently comes lawfully into the possession of the Receiving Party from a third party.

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Section 8.8 Financial Information and Auditors. All Parties shall procure the EJV to produce and deliver to both PIHK and NZR the following financial and management information at the following intervals:-

(1)	Quarterly Financial Statements. Within 15 days after the close of each fiscal quarterly accounting period ending after the date hereof, the consolidated balance sheet of the EJV and its Subsidiaries (if any) as at the end of such quarterly period and the related statements of income, shareholders’ equity and cash flow for such quarterly period and (if different) for that portion of the fiscal year that has elapsed with the last day of such quarterly period, and in each such case setting forth comparative figures for the corresponding periods in the prior fiscal year, all of which shall be prepared in accordance with US GAAP and HKSSAP applied on a consistent basis.

(2)	Annual Financial Statements. Within 30 days after the close of each fiscal year of the Company, the consolidated balance sheet of the EJV and its Subsidiaries (if any) as of the end of such fiscal year and the related statements of income, shareholders’ equity and cash flow for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all of which shall be prepared in accordance with US GAAP and HKSSAP applied on a consistent basis and audited by the EJV Auditor.

(3)	Monthly Management Reports. At the end of each calendar month, the EJV shall prepare and submit to PIHK management reports (prepared in accordance with HKSSAP) setting out operational, management and financial conditions of the Group in order to enable PIHK ascertaining the latest position of business activities undertaken by the EJV and the EJV’s financial position.

The financial statements and management reports referred to under this Section shall be in such form as PIHK may reasonably request in writing.

ARTICLE IX

UNDERTAKINGS AND COVENANTS BY

CHINA VC, NZR AND COVENANTORS

Section 9.1 Covenant Not to Compete.

(1)	Each of China VC, NZR and the Covenantors shall devote its/his/her full time, attention, skill and abilities to exclusively render to the EJV its/his/her advice, opinions, consultancy, business procurement and assistance in furtherance of the EJV Business.

(2)	Save as disclosed in writing by China VC, NZR and the Covenantors prior to the Parties entering into this Agreement (a list of such companies which China VC, NZR and the Covenantors have disclosed is attached hereto as Schedule 4), each of China VC, NZR and the Covenantors shall not, directly or indirectly for the duration of the entire period in which NZR legally owns 50% or more of the equity in the EJV (“Restricted Period”):-

(a)	accept employment with or provide any contract for services with any person, firm or company either within or outside PRC (“Territory”) which is in competition with the EJV, or otherwise carry on or be concerned or interested and whether as principal, shareholder, director, partner, employee, agent or otherwise (except as a shareholder in a public listed company holding not more than 5 percent (5%) of the issued share capital in such public company) or engage directly or indirectly in any other business which may compete with the EJV Business carried on by the EJV or such potential business relating to information industry which the EJV may engage in ;

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(b)	make any statements or comments of a defamatory or disparaging nature to third parties regarding the EJV or its products or services;

(c)	refer, introduce, directly or indirectly, to any of China VC, NZR and the Covenantors (including their Associates, Subsidiaries and Affiliates) or any other third parties any business opportunities, potential businesses (“Business Opportunities”) relating to the EJV Business unless all Directors shall have been fully and correctly informed of the Business Opportunities and that the Board shall have resolved by Supermajority that the EJV shall not pursue on such Business Opportunities.

(d)	do anything or omit to do anything with an intent of enticing away from the EJV Business Opportunities which the EJV should have if no such act or omission had been done.

Without prejudice to the generality of the provisions set out in this Section 9.1(2), if a relevant Covenantor shall be dismissed by the EJV for reasons other than misconduct or incompetence of the relevant Covenantor, the Restricted Period shall be changed to a period commencing from the date of this Agreement up till expiration of three years after his/her dismissal by the EJV.

(3)	Each of China VC, NZR and the Covenantors, also covenants that each of them shall not, directly or indirectly, throughout the Restricted Period, solicit or interfere with or endeavour to entice away from the EJV any person, firm or company who at any time during the Restricted Period shall be in the habit of dealing with the EJV or its Subsidiaries (if any) and with whom any of China VC, NZR and the Covenantors shall have contact (including but not limited to actual and potential customers, actual and potential business partners, financiers). China VC, NZR and the Covenantors further covenant not to induce or seek to induce any employee of the EJV or its Subsidiaries (if any) to leave his/her service.

(4)

While the restrictions contained in Section 9.1 are considered by the parties hereto to be reasonable in all the circumstances, it is recognised that restriction of the nature in question may fail for unforeseen technical reasons and accordingly, it is agreed and declared that, if the restrictions contained in Section 9.1 will when taken together be adjudged by any court of competent jurisdiction to go beyond what is reasonable in all the circumstances for the protection of the EJV Business and the goodwill of

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the EJV and the legitimate interests of the EJV, but would be adjudged reasonable if part or parts of the wording thereof were deleted or modified, or if the definition of the “EJV Business” or the “Territory” were restricted or otherwise modified, the said restrictions shall apply with such deletions or modifications, as the case may require, and the provisions of Section 9.1 will take effect accordingly.

(5)	HL hereby further warrants, undertakes and covenants that as a Condition for Closing:-

(a)	HL shall transfer his entire equity interest (both legal and beneficial) in Layer One Limited (“Layer One”), a limited company incorporated in Hong Kong, to the other existing shareholders thereof upon Setup of EJV;

(b)	as a result of transferring such equity interest in Layer One, neither HL nor any of his Associates nor Affiliates shall have any direct or indirect interest in Layer One;

(c)	HL shall provide PIHK with all documents/information for his transfer of equity interest in Layer One (including but not limited to transfer instrument, payment evidence, etc.) as may be requested by PIHK; and

(d)	HL shall issue a deed of confirmation confirming his compliance with the above undertakings before Closing,

failing any one of which, and in the event that such Condition be waived by PIHK, PIHK shall be entitled to (i) charge the EJV for an Additional Management Fee (other than that chargeable under Section 2.1(5)(c)) equivalent to [redacted] of the total revenue of the EJV from the date of its establishment; and (ii) claim for compensation from HL for an amount not less than the salary (or other remuneration payable under the employment contract between the EJV and HL) paid to HL, until such covenant is fulfilled by HL.

Section 9.2 Undertakings relating to EJV Licenses. Each of China VC, NZR and the Covenantors undertakes to:-

(1)	use his/her/its best efforts to obtain from the Ministry of Information Industry ( ) the Provincial/Cross-provincial ISP License ( ) as soon as practicable after execution of this Agreement;

(2)	do all such acts and deeds for the purpose of maintaining validity and subsistence of the EJV Licenses and complying with the conditions (if any) upon which any of the EJV Licenses is issued or granted; and

(3)	refrain from doing anything which might lead to revocation, suspension or modification of any of the EJV Licenses.

Section 9.3 Undertakings relating to Business Transfer. Each of China VC, NZR and the Covenantors further undertakes and warrants that each of them will use its/his/her best efforts to negotiate with the other contracting parties to all NZR Business Contracts and procure such parties to give their consents to the transfer and/or assignment of any contractual rights and obligation pertaining to the relevant NZR Business Contracts from NZR to the EJV.

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Section 9.4 Taxation Indemnities. Each of China VC, NZR and the Covenantors hereby jointly and severally covenants to indemnify PIHK from and to keep PIHK indemnified against all losses, damages, costs, expenses, penalties and interest paid, suffered or incurred by the EJV (including, but not limited to, any payment made or required to be made by the EJV and any legal fees, costs and expenses incurred) as a result of or in connection with any Taxation claim, action or proceedings made against the EJV (collectively, “Losses”) in respect of all or any acts, conduct undertaken by or omission committed by China VC, NZR or the Covenantors as at the Closing Date. China VC, NZR and the Covenantors hereby further covenant to pay to PIHK an amount equal to the Losses, China VC, NZR and the Covenantors agree that the said amount shall be recoverable by PIHK as a debt.

ARTICLE X

INTELLECTUAL PROPERTY RIGHTS

Section 10.1 Intellectual Property Rights.

(1)	Forthwith following the conception, origination, making or development of an Invention and/or IP Works by China VC, NZR and/or the Covenantors during the Restricted Period, the relevant China VC, NZR and the Covenantor(s) shall disclose full details of such Invention or IP Works (as the case may be) to all members of the Board.

(2)	The Parties hereby confirm and agree that the ownership of and sole right to the Intellectual Property Rights in any Invention and/or IP Works shall be vested in the EJV and the EJV shall, in its sole discretion be entitled to effect such protection of the Intellectual Property Rights in respect of any Invention and/or IP Works whether by registration of design rights, patent rights or otherwise as it may see fit.

(3)	For the purpose of giving full effect to this Section 10.1, China VC, NZR and/or the Covenantors shall, when required by the EJV assign to the EJV or its nominee(s) all right, title and interest in and to any Inventions and/or IP Works made, originated or developed during the Restricted Period and each of China VC, NZR and the Covenantors, further agrees to assist the EJV in connection with any application for registration of any Intellectual Property Rights and/or IP Works and to do all such acts and things as the EJV’s legal advisors may advise are necessary or desirable in connection with any such assignment or assistance.

(4)

For the purpose of Section 10, each of China VC, NZR and the Covenantors warrants and represents that China VC, NZR and/or the Covenantors (as the case may be) will be free to assign such Inventions and other Intellectual Property Rights to the EJV or its nominees pursuant hereto without any third party claims liens charges or encumbrances of any kind and that each of China VC, NZR and the Covenantors is free of any duties or obligations to third parties which may conflict with the terms of this

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Agreement. Each of China VC, NZR and the Covenantors agrees to fully indemnify the EJV against any and all liability, loss, damages, costs and expenses which the EJV may incur or suffer as a result of a breach by China VC, NZR and the Covenantors of the warranties set out in this Section.

(5)	Each of the China VC, NZR and the Covenantors further warrants and represents that any Inventions and/or IP Works originated, made or developed by them will not infringe any Intellectual Property Rights of which a third party is the proprietor including, in particular but without limitation, any patents, copyrights, registered designs or rights of confidence. Each of China VC, NZR and the Covenantors s agrees to fully indemnify the EJV against any and all liability, loss, damages, costs and expenses which the EJV or a third party may incur or suffer whether direct or consequential (including but without limitation any economic loss or other loss of profits, business or goodwill) as a result of any dispute or contractual, tortious or other claims or proceedings brought against the EJV by a third party alleging infringement of its Intellectual Property Rights by reason of the use or exploitation of any Invention and/or IP Works conceived, originated, made or developed by China VC, NZR and the Covenantors.

ARTICLE XI

DISPUTE RESOLUTION

Section 11.1 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement shall be settled by arbitration administered by the Hong Kong International Arbitration Centre (“Centre”) in accordance with the Hong Kong International Arbitration Rules. The arbitration shall be the sole and exclusive forum for resolution of such dispute, controversy or claim, and the award rendered shall be final and binding. Judgment on the award rendered may be entered in any court having jurisdiction thereof.

Section 11.2 Procedures.

(1)	The number of arbitrators shall be three, one of whom shall be appointed by the Party asserting a claim against the other Party or Parties, one of whom shall be appointed by the Party or Parties (acting together), as the case my be, against whom a claim has been asserted, and the third of whom shall be selected by mutual agreement, if possible, within thirty days of the selection of the second arbitrator and thereafter by the Centre. In the event the Party against whom a claim has been asserted fails to appoint the second arbitrator within 15 days after the first arbitrator is appointed by the Party asserting a claim, then the Centre shall select the second and third arbitrators after expiration of the said 15 days.

(2)	The language of arbitration shall be conducted in the English language and any foreign language documents presented at such arbitration shall be accompanied by an English translation thereof. The arbitration shall be held in Hong Kong.

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(3)	Any award of the arbitrators (i) shall be in writing, (ii) shall state the reasons upon which such award is based and (iii) may include an award of costs, including reasonable attorney’s fees and disbursements.

(4)	The arbitrators shall have no authority to make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

(5)	Any Party may make an application to the arbitrators seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the dispute, controversy or claim is otherwise resolved. Any Party may apply to any court having jurisdiction hereof and seek injunctive relief in order to maintain the status quo until such time as the arbitration award is rendered or the dispute, controversy or claim is otherwise resolved.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Notices.

(1)	Any notice to be given under this Agreement shall be in English and made in writing and may be delivered personally or sent by first class prepaid letter, (airmail if overseas), telex or facsimile transmission. A notice shall be sent to the addressee (marked for the attention of the appropriate person) at its address or facsimile number set out below or to such other address or facsimile number as may be notified by such addressee to the other party from time to time for the purposes of this Section.

(2)	Notice shall be given as follows:

(A)	to PIHK:

	address:	Unit 73, 5/F., Hong Kong International Trade & Exhibition Centre, 1 Trademart Drive, Kowloon Bay, Kowloon, Hong Kong
	facsimile:	(852) 2620 0031
marked for the attention of: Mr. David Lee (Financial Controller)

Copy to Group Legal Office:

	address:	89B Science Park Drive #02-05/06, The Rutherford, Singapore 118261
	facsimile:	(65) 6872 5912
marked for the attention of: The Company Secretary

(B)	to China VC:

	address:	B2201
	facsimile:	(86) 755-8352 2250
marked for the attention of: Mr. Zhang Dong Bao

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(C)	to NZR:

address:
	facsimile:	(86) 755-8352 2250
marked for the attention of: Mr. Henry Yat Ping Lam

(D)	to LAM Yat Ping Henry:

	address:	Flat G, 36/F, Metro City II, Tseung Kwan O, NT, Hong Kong
	facsimile:	(86) 755-8352 2250
marked for the attention of: Mr. Henry Yat Ping Lam

(E)	to ZHANG Dong Bao:

address:
	facsimile:	(86) 755-8352 2250
marked for the attention of: Mr. Zhang Dong Bao

(F)	to YU Xiao Ying:

address:
	facsimile:	(86) 755-8352 2250
marked for the attention of: Ms YU Xiao Ying

(3)	A notice shall be deemed to have been served:

(A)	if personally delivered, at the time of delivery;

(B)	if posted, if to an addressee within the same country, two (2) working days (or if to an addressee in a different country, five (5) working days, when it shall be sent by airmail) after the envelope containing the notice was delivered into the custody of the postal authorities;

(C)	if communicated by facsimile transmission, at the time of transmission;

provided that where, in the case of delivery by hand or transmission by facsimile, such delivery or transmission occurs after 4 p.m. (local time) on a working day or on a day which is not a working day in the place of receipt, service shall be deemed to occur at 9 a.m. (local time) on the next following working day in such place; and for this purpose, in this Section “working day” means a day on which banks are open for business in the ordinary course, other than Saturdays and Sundays.

(4)	In proving service, it shall be sufficient to prove that personal delivery was made or that the envelope containing the notice was properly addressed and delivered into the custody of postal authorities authorised to accept the same, or if sent by facsimile, by receipt of automatic confirmation of transmission or answerback provided that a notice shall not be deemed to be served if communicated by facsimile transmission which is not legible in all material respects; such transmission shall be deemed to have been so legible if a request for retransmission is not made before the end of the next working day following the transmission.

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Section 12.2 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is executed by each of the Parties hereto. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 12.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Parties; provided, however, that none of the Parties may assign or Transfer any of its rights or obligations hereunder except in accordance with the provisions stipulated in this Agreement.

Section 12.4 Conflict with Articles of Association and Other Documents. In the event of any conflict between the Articles of Association, other documents, whether in the English or Chinese language related to the establishment of the EJV, and this Agreement, the provisions of this Agreement shall prevail.

Section 12.5 Costs and Expenses. All the cost, charges and expenses of the transactions including the preparation, negotiation, execution, delivery and performance of this Agreement shall be borne by PIHK.

Section 12.6 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and any such term or provision to the extent determined to be invalid, illegal or unenforceable shall be replaced by a valid, legal and enforceable provision that comes as close as possible to carrying out the intent and effect of the defective term or provision.

Section 12.7 Further Assurances. The Parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement into full effect.

Section 12.8 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the Hong Kong.

Section 12.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 12.10 Force Majeure. The failure or delay of any of the Parties to perform any obligation under this Agreement solely by reason of acts of God, acts of government, riots, wars, terrorism, or other causes beyond its reasonable control (“Force Majeure”) shall not be deemed to be a breach of this Agreement; provided, however, that the Party so prevented from complying herewith shall

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not have procured such Force Majeure, shall have used reasonable diligence to avoid such Force Majeure or ameliorate its effects, and shall continue to take all actions reasonably within its power to comply as fully as possible with the terms of this Agreement. Except where the nature of the event shall prevent it from doing so, the Party suffering such Force Majeure shall notify the other Parties in writing promptly after the occurrence of such Force Majeure and shall in every circumstance, to extent reasonable and lawful under the circumstances, use its best efforts to remove or remedy such event.

Section 12.11 Headings Descriptive. The headings of the several articles and sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 12.12 Integration. This Agreement (including the Annexures and Schedules hereto, which are incorporated herein and made an integral part hereof) together with the documents/agreements described herein or expressed to be entered into in connection with this Agreement constitute the entire and only agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements commitments or understandings, whether written or verbal, that the Parties hereto or thereto may have had with respect to the subject matter thereof.

IN WITNESS whereof this Agreement has been executed on the date and year said above written.

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EXECUTION PAGE

SIGNED by: Eddy Kuk Cho Yiu, its director	)
for and on behalf of	)
PACIFIC INTERNET (HONG KONG) LIMITED	)
in the presence of	)

SIGNED by: ZHANG Dong Bao ( ))
a director for and on behalf of	)
)
in the presence of	)

SIGNED by: LAM Yat Ping Henry ( ))
a director for and on behalf of	)
)
in the presence of	)

SIGNED, SEALED and DELIVERED by:	)
HENRY LAM YAT PING ( ))
in the presence of	)

SIGNED, SEALED and DELIVERED by:	)
ZHANG DONG BAO ( ))
in the presence of	)

SIGNED, SEALED and DELIVERED by:	)
YU XIAO YING ( ))
in the presence of	)

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SCHEDULE 1A

Corporate and Shareholding Information of China VC

Name of Company	:

Date of Establish	:	16 December 2003

Country of Incorporation	:	The People’s Republic of China

Registration No.	:	440301212936

Investment Amount	:	Not applicable

Registered Capital	:	RMB1,000,000

Scope of Business	:	To act as agent to manage and operate the venture capital of the venture capital and investment companies and investment consultancy (not including limited/restricted categories) Note: The original text being “ ”

Registered Office	:	B2201

Legal Representative	:	YU Xiao Ying

Director(s)	:	YU Xiao Dong

Shareholders	:	Name of shareholders	%

		ZHANG Dong Bao	90
		YU Xiao Ying	10
100

Subsidiaries	:	NZR

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SCHEDULE 1B

Corporate and Shareholding Information of NZR

Name of Company	:

Date of Establish	:	24 March 2004

Country of Incorporation	:	The People’s Republic of China

Registration No.	:	4403011137086

Investment Amount	:	Not applicable

Registered Capital	:	RMB5,000,000

Scope of Business	:

Telecommunication equipment, computer software, sale and purchase of hardware (not including sale and purchase or dealing with licensed products), internet access services, electronic messages and research and development, testing, sale and purchase of computer electronic messages and internet, security products; provision of internet security solutions and related technical assistance (the above excludes restricted/limited categories items)

Note: The original text is as follows: “

”

Registered Office	:

Legal Representative	:	LAM Yat Ping Henry ( )

Directors	:	LAM Yat Ping Henry ( )

Shareholders	:	Name of shareholders	%

		China VC	90
		YU Xiao Ying	10
100

Subsidiaries	:	Nil

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SCHEDULE 1C

Corporate Structure of NZR Group

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SCHEDULE 2

List of NZR Assets

[Confidential treatment is sought for all of the information contained in Schedule 2]

[REDACTED]

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SCHEDULE 3

China VC, NZR and Covenantors Warranties

Save as disclosed in writing prior to execution of this Agreement, each of the China VC, NZR and the Covenantors hereby represents and warrants to PIHK that all representations and statements of fact set out in this Schedule or otherwise contained in this Agreement are and will be true in all material respects as at the date hereof and as at Closing. For the purpose of this Schedule, the representations and warranties in relation to the NZR Group shall mean to cover the corporate entities of China VC and NZR and their respective Subsidiaries, Associates and Affiliates (other than the EJV). The term “NZR Group” or “NZR Group Companies” shall be used to mean China VC and NZR and their respective Subsidiaries, Associates and Affiliates (other than the EJV) and “NZR Group Company” shall be construed to mean any one of them. The corporate structure of the NZR Group is shown in Schedule 1C of this Agreement.

1.	GENERAL

1.1	Accuracy of recitals and schedules

The information and particulars relating to the NZR Group as set out in the recitals, Annexures and Schedules to this Agreement are true and accurate in all respects.

1.2	Memorandum and articles of association, statutory books and returns

(A)	Copies of articles of association of each member of NZR Group which have been given to PIHK are accurate and complete in all respects and have annexed or incorporated copies of all resolutions or agreements required to be so annexed or incorporated by the rules and regulations governing companies in the PRC.

(B)	The statutory books and registers of the NZR Group have been properly kept and no notice or allegation that any of them is incorrect or should be rectified has been received.

(C)	All returns and particulars, resolutions and other documents which any member of the NZR Group is required by law to file with or deliver to the Shenzhen State of Administration of Industry and Commerce Bureau or other relevant authorities have been correctly made up and duly filed or delivered. Copies of the aforesaid returns, resolutions and documents have been provided to PIHK and that they are true and complete in all respects.

1.3	Ownership of Interest

(A)	NZR has been duly incorporated and is validly subsisting under the laws of the PRC and has full power, authority and legal right to own its assets and carry on the NZR Business.

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(B)	Save and except already disclosed to PIHK in writing by China VC, NZR and the Covenantors, no person is entitled or has claimed to be entitled to require any member of NZR Group to issue any share equity or loan capital either now or at any future date whether contingently or not.

(C)	Save and except already disclosed to PIHK in writing by China VC, NZR and the Covenantors, there is no option, right of pre-emption, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any of the equity interest of any member of the NZR Group nor is there any commitment to give or create any of the foregoing, and no person has claimed to be entitled to any of the foregoing.

1.4	Subsidiaries, associations and branches

Save and except already disclosed to PIHK in writing by China VC, NZR and the Covenantors, none of the NZR Group Companies has any subsidiaries nor is any one of them a member of any partnership or other unincorporated association, joint venture or consortium.

1.5	Ownership of assets

NZR Group Companies are the respective legal and beneficial owner of assets as set out in the NZR Accounts free from all Encumbrances.

1.6	Vulnerable antecedent transactions

The NZR Group has taken no steps to be a party to a transaction and has not entered into any disposition of property pursuant to or as a result of which an asset owned, purportedly owned or otherwise held by any member of NZR Group is liable to be transferred or re-transferred to another Person or which gives or may give rise to a right of compensation or other payment in favor of another Person.

1.7	Compliance with statutes

(A)	Each member of the NZR Group has conducted its business in accordance with all applicable laws, regulations, rules issued by the relevant PRC government authorities and has not committed any criminal, illegal or unlawful act.

(B)	To the best belief and knowledge of China VC, NZR and the Covenantors, neither the NZR Group, nor any of its officers, agents or employees (during the course of their duties), has done or omitted to do anything which is a contravention of any statute, order, regulation or the like giving rise to any fine, penalty or other liability or sanction on the part of the NZR Group which could have produced adverse effect on the normal operation of the NZR Group.

(C)	The NZR Group has not committed any breach of contract or statutory duty or other unlawful act which could lead to a claim for damages being made against it and no event has occurred which would entitle any third party to terminate any contract or any benefit enjoyed by the NZR Group.

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1.8	Licenses and consents

(A)	NZR Licenses are validly issued by the relevant Governmental Authorities of China and that China VC, NZR and the Covenantors are not aware of anything that might result in the revocation, suspension or modification of any of NZR Licenses or any circumstances that might prejudice their renewal.

(B)	All NZR Licenses are in full force and effect and constitute all licenses, authorizations, permissions legally required for the lawful conduct of NZR Business in China in accordance with all applicable PRC laws and regulations.

1.9	Litigation

China VC, NZR and/or the Covenantors do not have actual knowledge and have not received any written notice that:-

(A)	the NZR Group is engaged in any litigation or arbitration proceedings;

(B)	the NZR Group has done or omitted to do anything which will give rise to any litigation or arbitration proceedings by or against the NZR Group; and

(C)	the NZR Group is the subject of any investigation, inquiry or enforcement proceedings or process by any governmental, administrative or regulatory body.

1.10	Insolvency

(A)	Save as disclosed prior to signing of this Agreement, China VC, NZR or the Covenantors have not received any written notice or verbal indication from any party in which:-

(I)	any receiver, liquidator, provisional administrator or other person carrying on similar function has been appointed in respect of any member of the NZR Group or in respect of the whole or any part of the assets or undertaking of any member of the NZR Group; and

(II)	any winding up or administrative order has been made and no petition has been presented for such an order in respect of any member of the NZR Group.

Save as disclosed prior to signing of this Agreement, China VC, NZR or the Covenantors have not received any notice in which:-

(I)	any meeting has been convened at which a resolution shall be proposed, any resolution has been passed, any petition has been presented and any order has been made for the winding up or dissolution of any NZR Group Company or for an administrative order in respect of any NZR Group Company ; or

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(II)	any NZR Group Company has stopped or suspended payment of its debts, becomes unable to pay its debts (within the meaning of Section 178 of the Companies Ordinance or any similar provisions under the applicable laws in PRC) or otherwise becomes insolvent.

(B)	Save as disclosed prior to signing of this Agreement, China VC, NZR and the Covenantors have not received any written notice in which any circumstances have arisen which entitle any person to take any action, appoint any person, commence proceedings or obtain any order of the type mentioned in paragraph 1.10(A) above.

2.	ACCOUNTS AND FINANCIAL

2.1	Accuracy of NZR Accounts

The NZR Accounts

(A)	to the best knowledge and belief of China VC, NZR and the Covenantors, the NZR Accounts have been prepared in accordance with GAAP and laws and regulations in the PRC;

(B)	are, complete and accurate in all material respects and give, a true and fair view of the state of affairs and financial position of the NZR Group Companies as at the Accounts Date;

(C)	are true, accurate and complete, in all material respects with regard to capital commitments, assets and liabilities (actual and contingent), profits and loss and the financial position of the NZR Group Companies as at the Accounts Date;

(D)	are not materially and adversely affected by any unusual or non-recurring items ;

(E)	fully disclose all the assets of the NZR Group Companies as at the Accounts Date;

(F)	fully disclose and make full provision or reserve for all actual liabilities and accruals whether unquantified or disputed;

(G)	fully disclose and make provision or reserve for or note all contingent liabilities, capital or burdensome commitments and deferred taxation;

(H)	do not overstate the value of any fixed assets in the NZR Accounts;

(I)	do not contain any upward revaluation of any of the assets (whether fixed intangible investment or current);

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(J)	have not been affected by any extraordinary or exceptional item or by any other factor rendering profits shown in the NZR Accounts unusually high or low.

2.2	Book debts

(A)	Other than the loans and liabilities as shown in the NZR Accounts, if any, NZR Group Companies have no outstanding book debts or indebtedness as at the Accounts Date.

2.3	Books and records

All accounts, books, ledgers, and other financial records of the NZR Group Companies:-

(A)	to the best knowledge and belief of China VC, NZR and the Covenantors, all accounts, books, ledgers, and other financial records of the NZR Group Companies have been properly maintained and contain accurate records of all matters required to be entered in them in accordance with GAAP, and applicable statutes and regulations of PRC; and

(B)	give a true and fair view of the matters which ought to appear in them.

2.4	Dividends and distributions

(A)	No dividend or other distribution of profits or assets has been or agreed to be declared, made or paid by the NZR Group Companies since the Accounts Date.

(B)	All dividends or other distributions of profits or assets declared, made or paid since the respective dates of incorporation of the NZR Group Companies have been declared, made and paid in accordance with the applicable PRC statutes and regulations and the respective articles of association (or equivalent documents) of each member of the NZR Group Companies.

2.5	Bank and other borrowings

(A)	The NZR Group Companies have made no bank or any other borrowings other than those as shown in the NZR Accounts.

(B)	The NZR Group Companies have no outstanding mortgages, charges, debentures or other loan capital or bank overdrafts, bank or other borrowings, loans or other indebtedness, financial facilities, finance leases or hire purchase commitments or any guarantees or other contingent liabilities other than those as shown in the NZR Accounts.

(C)	No material outstanding indebtedness of any member of the NZR Group Companies has become payable by reason of default by any member of the NZR Group Companies and no event of default has occurred or is pending which with the lapse of time or the fulfillment of any condition or the giving of notice may result in any such indebtedness becoming so payable prior to maturity.

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2.6	Loan capital and guarantees

Save as disclosed in the NZR Accounts, the NZR Group Companies have no and have not incurred any loan capital or any liability.

2.7	Loans

Each member of the NZR Group Companies has not lent any money to any parties which has not been repaid to it or owns the benefit of any debt (whether present or future) other than debts accrued to it in the ordinary course of its business.

2.8	Working capital

(A)	The NZR Group Companies have sufficient working capital for the purposes of operating their existing businesses.

(B)	Save as disclosed in writing prior to signing of this Agreement or transactions contemplated under this Agreement, the NZR Group Companies have no material outstanding capital commitment and that none of them is engaged in any scheme or project requiring expenditure of capital of a significant sum.

2.9	Liabilities

(A)	Save as disclosed in the NZR Accounts, there are no liabilities (including contingent liabilities) which are outstanding on the part of the NZR Group Companies other than those incurred in the ordinary and proper course of business since the Accounts Date.

2.10	Financing Arrangements

In relation to all financing arrangements (including all mortgages, overdrafts and other loan or financial facilities) to which any member of NZR Group Companies is a party:-

(i)	there has been no contravention of or non-compliance with any provision of any such document;

(ii)	no steps for the enforcement of any encumbrances or the early repayment of the indebtedness have been taken or threatened;

(iii)	there has not been any alteration in the terms and conditions of any of the said arrangements or facilities all of which are in full force and effect;

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(iv)	nothing has been done or omitted to be done whereby the continuance of the said arrangements and facilities in full force and effect might be affected or prejudiced;

(v)	none of the arrangements is dependent on the guarantee of or on any security provided by a third party;

(vi)	no consent is required from the lenders of such financing arrangements for the entering into and completion of the transactions contemplated under this Agreement; and

(vii)	none of the facilities may be terminated, or mature prior to its stated maturity as a result of completion of the Subscription or any matter contemplated by this Agreement.

2.11	Position since the Accounts Date

Since the Accounts Date:-

(A)	the NZR Group Companies have conducted NZR Business in a normal and proper manner;

(B)	the NZR Group Companies have not entered into any unusual contract or commitment or otherwise depart from their normal course of trading;

(C)	there has been no material adverse change in the assets or liabilities (including contingent liabilities) of NZR Group Companies as shown in the NZR Accounts since Accounts Date;

(D)	there has not been any sale or transfer by the NZR Group Companies of any material tangible or intangible assets other than in the ordinary course of business, any mortgage or pledge or the creation of any security interest, lien, or encumbrance on any such asset, or any lease of property, including equipment, other than tax liens with respect to taxes not yet due and statutory rights of customers in inventory and other assets;

(E)	there has not been any damage, destruction, or loss, whether covered by insurance or not, materially adversely affecting the NZR Business of the NZR Group Companies (taken as a whole);

(F)	there has not been making of any material loan, advance, indemnity or guaranty by the NZR Group Companies to or for the benefit of any person except the creation of accounts receivables in the ordinary course of business;

(G)	there has not been any material adverse change in the business, financial condition, operations, or assets of the NZR Group Companies (taken as a whole);

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(H)	neither the turnover nor the expenses (direct and indirect) nor the trading position nor the profits of NZR Group Companies shows any material deterioration and that China VC, NZR and the Covenantors are not aware of any matter or circumstance which has affected or is likely to affect materially and adversely trading or financial position of any of the NZR Group Companies;

(I)	none of the NZR Group Companies has acquired or disposed of or agreed to acquire or dispose of any business or any material asset or assumed or acquired any material liability (including a contingent liability); and

(J)	there has not been an agreement to do any of the foregoing.

3.	COMMERCIAL

3.1	Effect of Transactions contemplated under this Agreement

Neither the execution of this Agreement nor the Setup of EJV nor the Business Transfer nor the compliance with the terms of this Agreement does and will:-

(1)	conflict with, or result in the breach of, or constitute a default under, any of the terms, conditions or provisions of any agreement or instrument to which any of the NZR Group Companies is a party thereto, or any provision of the memorandum or articles of association or other corresponding constitutional documents of the NZR Group Companies or any encumbrances, lease, contract, order, judgement, award, injunction, regulation or other restriction or obligation of any kind or character by which or to which any asset of the NZR Group Companies is bound or subject;

(2)	relieve any person from any obligation to the NZR Group Companies or cause any person to determine any such obligation or any right or benefit enjoyed by the NZR Group Companies, or to exercise any right, whether under an agreement with or otherwise in respect of the NZR Group Companies;

(3)	result in the creation, imposition, crystallization or enforcement of any encumbrance whatsoever on any of the assets of the NZR Group Companies; and

(4)	result in any present or future indebtedness of the NZR Group Companies becoming due and payable or capable of being declared due and payable prior to its stated maturity.

3.2	Trading contracts

Save as disclosed prior to this Agreement, the NZR Group Companies have duly observed and performed the terms and conditions on their parts to be observed and performed under all trading contracts.

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3.3	Material contracts

(A)	There are no agreements concerning NZR Group Companies which provide that they can be terminated as a result of matters contemplated under this Agreement or a change in the composition of the board of directors of the NZR Group Companies.

(B)	There is no agreement or arrangement entered into by any of the NZR Group Companies otherwise than by way of bargain at arm’s length.

(C)	There is no agreement or arrangement by which any of the NZR Group Companies is bound otherwise than in the ordinary course of business.

(D)	There is no circumstance which indicates that any of the NZR Business Contracts will be terminated as a result of completion of Business Transfer or the transactions contemplated under this Agreement.

3.4	Agreements restricting business

(A)	Each member of the NZR Group Companies is not a party to any agency, distributorship, marketing, purchasing, manufacturing or licensing agreement or arrangement, or any restrictive trading or other agreement or arrangement which in any way restricts its freedom to carry on business.

(B)	The NZR Group Companies are not a party to any undertaking or assurances given to any court or governmental agency which is still in force.

3.5	Defaults under agreements

(A)	On or prior to the Closing Date, none of the NZR Group Companies is (and that none of them will become with the lapse of time):-

(1)	in default under any agreement or covenant to which it is a party or in respect of any other obligations or restrictions binding upon it; and

(2)	to the best information and belief of China VC, NZR and the Covenantors, liable in respect of any breach of representation or warranty given under any agreement to which it is a party.

(B)	On or prior to the Closing Date, no threat or claim of default under any agreement, instrument or arrangement to which any member of the NZR Group Companies is a party has been made and is outstanding against it. No circumstances have arisen or will arise whereby any such agreement, instrument or arrangement may be prematurely terminated or rescinded by any other party or whereby the terms thereof may be materially worsened as against the relevant member of NZR Group Companies.

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3.6	Other party’s defaults

No party to any agreement with or under an obligation to any of the NZR Group Companies is (1) in default under it, being a default which would be material in the context of the financial or trading positions of the NZR Group Companies and there are no circumstances likely to give rise to such a default; or (2) incapable of performing its obligations or granting any rights thereunder.

3.7	No powers of attorney

The NZR Group Companies have not granted any power of attorney or similar authority which remains in force as at the date of this Agreement.

3.8	NZR Business Contracts

(A)	The execution, delivery and performance of all NZR Business Contracts have been duly authorised by all necessary corporate action on the part of the counter parties to NZR Business Contracts and that all NZR Business Contracts constitute legal binding obligations on the counter parties.

(B)	None of the NZR Business Contracts will be revoked, modified or suspended as a result of completion of the Business Transfer and/or matters contemplated under this Agreement.

4.	TAXATION

(A)	Each NZR Group Company has complied with all other relevant legal requirements relating to registration or notification for Taxation purposes.

(B)	Each member of NZR Group Company has:-

(i)	duly and punctually paid all Taxation which it has become liable to pay and is under no liability to pay any penalty or interest in connection with any claim for Taxation; and

(ii)	taken all necessary steps to obtain any repayment of or relief from Taxation available to it.

(C)	The returns which ought to have been made by or in respect of any member of NZR Group Companies for any Taxation purposes have been made and all such returns are up-to-date correct and on a proper basis and are not the subject of any dispute with any Taxation or other relevant authority and there are no present circumstances known to China VC, NZR and the Covenantors which are likely to give rise to any such dispute and provision has been made in the NZR Accounts for all amounts which were or would have been shown by any such return to be payable by the NZR Group Companies.

(D)	The provisions (if any) included in the NZR Accounts are sufficient to cover all Taxation in respect of all periods ending on or before the Accounts Date for which any of the NZR Group Companies was then or might at any time thereafter become or have become liable.

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5.	INTELLECTUAL PROPERTY

(A)	NZR Group Companies are the respective sole unencumbered legal and beneficial owners of all NZR’s IP Works. NZR’s IP Works comprise of all Intellectual Property Rights which NZR Group Companies carry on the NZR Business and deal with the NZR Assets.

(B)	No member of the NZR Group has entered into any agreements, arrangement or understanding (whether legally enforceable or not) for the licensing or otherwise permitting the use or exploitation of the NZR’s IP Works by third parties or which prevent, restrict or otherwise inhibit freedom of NZR Group to use and fully exploit NZR’s IP Works (whether now or in the future).

(C)	None of the NZR’s IP Works is currently being infringed, misused or used without authorization by any third party and none of it has been so infringed, misused or used without authorization during the last three years nor will it be so infringed, misused or used and no third party has threatened any such infringement, misuse or unauthorised use.

(D)	To the best belief and knowledge of China VC, NZR and the Covenantors, there are no circumstances under which NZR Group’s right to use NZR’s IP Works may be prohibited or terminated.

(E)	Save as disclosed prior to execution of this Agreement, NZR Group Companies do not use or exploit Intellectual Property Rights of any third party in the conduct of NZR Business.

(F)	The activities of the NZR Group Companies do not infringe or otherwise involve the misuse or unauthorised use of any industrial or Intellectual Property Rights of third parties. None of the NZR’s IP Works has been wrongfully or unlawfully acquired by the NZR Group Companies. No claim relating to infringement of Intellectual Property Rights against any of the NZR Group Companies has been made or intimated nor are there any reasonable grounds on which any such claim could be made.

(G)	The NZR Group has taken all steps open to it to preserve NZR’s IP Works including, but not limited to take all reasonable steps to preserve the confidentiality of all know-how, confidential information and trade secrets used in NZR Business, including ensuring that all such know-how, information and secrets are fully documented and held in a secure location in the possession or control of the NZR Group, are only disclosed to such employees and other persons to whom disclosure is necessary in the normal conduct of the business of the NZR Group and who are aware of, and accept in writing an obligation to maintain, the confidentiality thereof.

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6.	PROPERTIES

None of the NZR Group has owned any real property in the PRC or elsewhere.

NZR Group Companies have duly complied with all the terms and conditions of the tenancy agreements to which they are parties.

7.	EMPLOYEES

(A)	Full particulars of the terms and conditions of employment (including term of employment, notice period for termination and all remuneration, incentives, profit sharing arrangements, share option scheme) of all the officers and senior managerial employees of the NZR Group Companies have been provided to PIHK.

(B)	There is no contract of employment with any director or employee of the NZR Group Companies (or any contract for services with any individual) which cannot be terminated by any of the NZR Group Companies by giving one month notice or less or making a payment in lieu of such notice

(C)	In relation to each of the present officers or employees of the NZR Group Companies, each of the NZR Group Companies (and so far as relevant to each of its former employees) has:

(i)	complied with all obligations legally imposed on it by all statutes, regulations and codes of conduct relevant to the relations between it and its employees;

(ii)	maintained accurate records regarding the service of each of its employees;

(iii)	complied with all collective agreements and customs and practices for the time being dealing with such relations or the conditions of service of its employees; and

(iv)	complied with all relevant orders and awards made under any statute affecting the conditions of service of its employees.

(D)	None of the NZR Group Companies is involved in any labor disputes, and there are no circumstances known to China VC, NZR or the Covenantors which may result in any dispute, with any of the officers or employees or former employees of the NZR Group Companies.

(E)	There is no agreement or arrangement remain to which any of the NZR Group Companies is a party for profit sharing with, or for payment of bonuses or incentives to, any of its officers or employees or former employees

(F)	Since the Accounts Date, no material change has been made in the terms of employment in respect of any employee of NZR Group Companies and none of the NZR Group Companies is obliged to increase or has agreed to increase the remuneration payable to its officers and employees.

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(G)	None of the NZR Group Companies has entered into any recognition agreement with any trade union.

(H)	Save for compliance of all relevant statutory requirements, there is no agreement, arrangement or scheme to which any of the NZR Group Companies is a party for the payment of any pensions, allowances, lump sums or other like benefits on redundancy on retirement or on death or during periods of sickness or disablement for the benefit of any of the officers or employees of the NZR Group Companies or former officers or employees or for the benefit of dependants of such persons.

(I)	No amounts due to, or in respect of, any of the officers or employees or former employees which are required to be paid by NZR Group Companies under any applicable laws and regulations (including without limitation mandatory provident fund contributions, social security insurance contributions) are in arrears and remain outstanding.

8.	INSURANCE

All the assets (including stock-in-trade) of the NZR Group Companies of an insurable nature are and have at all material times been insured in amounts representing their full replacement or reinstatement value against fire and other risks normally and reasonably expected to be insured against by persons carrying on similar business as that of the NZR Group Companies. Each of the NZR Group Companies is and has at all material times been insured against accident, third party, public liability claims and such other risks normally insured against by persons carrying on the NZR Business.

9.	ENVIRONMENTAL

None of the prevailing PRC environmental law and regulations is applicable to NZR Group Companies in relation to their conduct of the NZR Business in China.

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SCHEDULE 4

List of Companies Pursuant to Section 9.1(2)

NIL

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SCHEDULE 5

[Confidential treatment is sought for all of the information contained in Schedule 5]

[REDACTED]

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ANNEXURE A

Articles of Association of the EJV

English Translation

[Pacific Telecommunication China Company Limited;

or any other English proper name of the company]

( )

Articles of Association

30th December, 2005

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Table of Content

Chapter 1	General

Chapter 2	Objective, Scope and Scale of Business, and Scale

Chapter 3	Total Investment and Registered Capital

Chapter 4	Board of Directors

Chapter 5	Management Organizations

Chapter 6	Finance and Audit

Chapter 7	Distribution of Profits

Chapter 8	Employees

Chapter 9	Labour Union

Chapter 10	Period of Operation, Termination, and Liquidation

Chapter 11	Rules and Regulations

Chapter 12	Amendment of Articles of Association

Chapter 13	Miscellaneous

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Articles of Association

Party A:	Shenzhen Zhong Ren New Telecommunication Science and Technology Company Limited
Address:	Southwest, 18/F, Olympic Building, Shangbao Road, Futian District, Shenzhen City, China

Party B:	Pacific Internet (Hong Kong) Limited
Address:	Unit 59-74, 5th Floor, Hong Kong International Trade & Exhibition Centre, 1 Trademart Drive, Kowloon Bay, Hong Kong

Chapter 1 General

Article 1

These Articles of Association are formulated (these “Articles”) in accordance with the Law of the PRC on Sino-foreign Equity Joint Ventures (the “Joint Venture Law”) and other relevant PRC laws and regulations, and the Joint Venture Contract for [Pacific Telecommunication (China) Company Limited] between Shenzhen Zhong Ren New Telecommunication Science and Technology Company Limited (“Party A”) and Pacific Internet (Hong Kong) Limited (“Party B”) dated October 21, 2002 (the “Contract”) in the City of Shenzhen of Guangdong Province of the PRC.

Article 2

The Chinese name of the Equity Joint Venture Company shall be provisionally “ ” (hereinafter referred to as the “Company”).

Article 3

The names and legal address of the parties are:

Party A:	Shenzhen Zhong Ren New Telecommunication Science and Technology Company Limited

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Place of establishment:	The city of Shenzhen, Guangdong Province, PRC
Legal address:	Southwest, 18/F, Olympic Building, Shangbao Road, Futian District, Shenzhen City, China
Legal Representative:	Lam Yat Ping
Nationality:	China

Party B:	Pacific Internet (Hong Kong) Ltd.
Place of Establishment:	The Hong Kong Special Administrative Region of the PRC
Legal Address:	Unit 59-74, 5th Floor, Hong Kong International Trade & Exhibition Centre, 1 Trademart Drive, Kowloon Bay, Hong Kong
Legal Representative:	Eddy Kuk Cho Yiu
Nationality:	China

Article 4

The Company shall be a company of limited liability with the status of Chinese incorporated enterprise, and shall be governed and protected by PRC laws. The liability of the two parties shall be limited to their capital contribution towards the registered capital of the Company. Profits of the Company shall be shared by the two parties in accordance with the ratio of capital contribution towards its registered capital, and losses of the Company shall also be borne by the two parties in accordance with the ratio of capital contribution towards its registered capital. The liability of the Company shall be limited to the value of its total assets.

Article 5

All activities of the Company shall be in compliance with laws ,regulations, relevant rules and these Articles.

Article 6

These Articles shall become effective upon approval by the authority for Foreign economic and trade affairs of the PRC government, and shall become a legally binding document governing the organization and activities of the Company, the rights and obligations between the parties. The parties may bring legal action against the Company according to these Articles; the Company may bring legal action against the parties, directors, general manager and other senior management personnel according to these Articles; any party may bring legal action against the other party according to these Articles; any party may bring legal action against the directors, general manager and other senior management personnel according to these Articles.

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Chapter 2 Objective, Scope and Scale of Business, and Scale

Article 7

The objectives of the Company are through cooperation and technological exchange, to utilize the market advantage of Party A at value-added business in telecommunication in the Mainland and the good operation experience of Party B in the international telecommunication market, so as to enable the Company to secure the issuance by the Ministry of Information Industries of a Provincial Grade and/or Cross-provincial Grade Permit for Operation of Cross-provinces Telecom Value-Added Business (hereinafter referred to as “the Permit”), and to bring about significant economic benefits for the two investing parties.

Article 8

The scope of business of the Company shall include: provision of value-added telecom services such as Internet connection, Internet data center, storage relay etc. and the associated client services, as well as any other value-added telecom services as the relevant state authority for administration of the industry may permit.

The scope of business of the Company shall be changed from time to time according to the need for business development subject to the approval of the relevant authority/authorities.

Article 9

The business scale of the Company shall be: an annual business turnover of RMB 10,000,000.

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Chapter 3 Total Investment and Registered Capital

Article 10

The total amount of investment of the Company shall be: RMB10,000,000.

Article 11

The registered capital of the Company shall be: Renminbi Ten Million (RMB10,000,000).

Party A shall contribute Renminbi Five Million, being 50% of the registered capital; and

Party B shall contribute Renminbi Five Million, being 50% of the registered capital.

Article 12

The respective capital contributions towards the registered capital of the two parties shall be:

1.	Party A shall make its capital contribution in partly RMB cash and partly in kinds as follows:

(1)	the capital contribution in cash being Renminbi Two and a Half Million (RMB2,500,000) shall be made within 60 days of the collection by the Company of the Certificate of Approval; and

(2)	the capital contribution in kinds shall be equivalent to Renminbi Two and a Half Million.

Party A and Party B shall before the incorporation of the Company appoint a valuation authority recognized by both parties for it to assess the value of the capital contribution to be made in kinds, and shall within 60 days of collection of the Certificate of Approval arrange for the relevant transfer(s) of the property rights thereof.

If the value of the capital contribution to be made in kinds by Party A should be assessed at lower than Renminbi Two and a Half Million, then Party A shall make up the difference by cash in Renminbi.

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2.	Party A shall make its capital contribution by remittance by a sum of cash in Hong Kong dollars equivalent to Renminbi Five Million, to be calculated at such exchange rate as is announced by the State Administration of Foreign Exchange of the PRC for the exchange of Hong Kong dollars into Renminbi on the date on which the Company should receive the remittance, and the whole of such capital contribution shall be made within 60 days of the collection by the Company of the Certificate of Approval.

3.	Party A and Party B shall each ensure that they should make the whole of their respective capital contribution before the EJV Company has pursuant to relevant provisions in the Telecommunication Ordinance and Regulations for Management of Foreign-invested Telecommunication Enterprises submitted to the Ministry of Information Industry an application for Permit to Operate Internet-based Value-added Telecommunication Services at the grade of cross-provincial services, so as to enable the Company to satisfy the requirement connected with the said application for permit for the registered capital to be at least Renminbi Ten Million.

Article 13

The capital contributions made by the parties shall each be verified by a firm of Chinese Registered Accountants. A report on verification of capital contributions shall be produced respectively by the appointed Registered Accountant for each of such capital contributions. The Company shall upon receipt of the Report on Verification of Capital from the Registered Accountant issue to each of the two joint venture parties a Certificate of Capital Contribution.

The Certificate of Capital Contribution shall include the following items: name of the Company, establishment time of the Company, name of the investing party and its capital contribution, time of capital contribution, time of issuance of the certificate.

Article 14

Party A and Party B shall make their respective capital contribution within the time and in amount as provided for in these Articles.

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Where any party fails to make capital contribution within the time and in amount according to these Articles, the other party shall issue a written notice of demand, requesting such party to make its capital contribution within 7 days from the date of receipt of such notice. The failure of such party to make capital contribution within 7 days shall constitute breach of the contract. The party in breach shall be liable to the other party for a liquidated damage of 0.021% of the amount payable for each day from the eighth day of the above-mentioned notice to the day such party completes its capital contribution.

Article 15

The registered capital of the Company shall not be decreased within the operation period.

Article 16

The Company may, according to the relevant PRC laws and regulations and subject to the resolution of the Board of Directors (“the Board”) and approval of the examining and approving authority, increase the total investment and registered capital in accordance with the terms as mutual agreed by Party A and Party B.

Article 17

The parties are prohibited from withdrawing their respective capital contribution after the registration of the Company.

Article 18

The transfer of equity shares of the parties shall comply with the following principles:

1.	When any of Party A or Party B is to transfer the whole of any part of its equity share, it shall firstly consult the other party on the transfer. A party may only sign any agreement for transfer with a third party after the other party has given it a written approval.

2.	When any of Party A or Party B transfers the whole of its equity share, unless other agreed in writing by the transferor, the

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Company shall cease to use the trademark of the transferor from the date the transfer is approved by the examining and approving authority.

3.	When any of Party A or Party B is to transfer its equity share to a third party, the other party shall have a right of first refusal to buy that equity share upon the same conditions.

4.	A party to whom any equity share is transferred under this Article and the Joint Venture Contract shall be required to inherent the position of the transferor being a party to this Contract, including all the rights and obligations of the transferor, and further the transferor shall, insofar as the transferred portion of equity share is concerned, ceased to enjoy any rights as being a party to this Contract.

5.	Within 3 years of the completion of any transfer of equity share, the transferor shall remain bound to perform the duty regarding confidentiality, and shall keep any information it knows of about the Company or the other joint venture party strictly confidential, and must not divulge the same to any outside party.

Article 19

Whenever there should be any increase of registered capital beyond that provided for in Article 11, the amount of increased capital to be paid by the two parties respectively shall be based on the principle of the same proportions. If any of Party A and Party B should refuse to make the whole or any part of the increased capital contribution required of it, the two parties may by negotiation decide the respective portions of increased capital contributions that should be borne by them respectively.

Article 20

Any of Party A or Party B shall not create any right of security, mortgage, or charge on their respective capital contributions or the registered capital.

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Chapter 4 Board of Directors

Article 21

The Board shall be the highest authority of the Company. It shall determine all important issues relating to the Company.

Article 22

The date of issuance of the Business License shall be the establishment date of the Board.

Article 23

The Board shall be comprised of five directors, of whom one shall be appointed by Party A and four by Party B. The term of office of a director shall be four years and each may serve consecutive terms if re-appointed by the Party originally making the appointment. Each appointing Party may at any time dismiss or change the director(s) appointed by it. In such case, the term of office of the newly appointed director shall be the remaining term of the replaced director.

Article 24

The Chairman shall be appointed by Party B (or by Party A in event Party B declines to make the appointment). In the event of a deadlock in passing any resolution at a Board meeting, the Chairman shall not have a casting vote in respect of such resolution.

Except for director(s) who provide(s) fulltime service to the Company, the directors shall not be paid any remuneration by the Company.

Article 25

The Board shall exercise the following functions and powers:

1.	to make amendments to the Articles of Association of the Company;

2.	to determine the termination, dissolution or liquidation of the Company or application for extension of the operation term;

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3.	to determine the increase or decrease in registered capital of the Company;

4.	to determine the consolidation, division or conversion of the registered capital of the Company;

5.	to determine the merger with another economic organisation or restructure/consolidation of the business of the Company.

6.	to declare or formulate plan for distribution of profits of the Company;

7.	to approve the annual budget, financial reports and important for operation and investment plan of the Company;

8.	to determine the change of fiscal year, auditor or accounting system of the Company;

9.	to determine any expenditure of the Company exceeding an amount equivalent to RMB 50,000 (for the purpose of this Article, an expenditure of RMB 50,000 shall include a single expenditure of 50,000 RMB and multiple expenditures of the same nature with an aggregate amount of RMB 50,000).

10.	to determine the obtaining loan or credit facility from any organization or individual;

11.	to determine the provision to any enterprise, organization, partnership or individual with loan or credit facility (except for credit facility provided to customers in the course of ordinary business);

12.	to determine to commence or engage in any activity beyond the business scope the Company as provided for in Article 8 of these Articles;

13.	to implement any arrangement of partnership or joint venture, so as to establish any new company or economic organization or any other activities beyond the business scope of the Company;

14.	to approve any affiliate transaction between the Company and any shareholder or senior management personnel or other affiliated parties;

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15.	to determine on any litigation or claim, except for claim for payment incurred in the ordinary course of operation.

16.	to appoint the General Manage and Finance Controller;

17.	to determine, amend or vary the remuneration of fulltime director, General Manager and Finance Controller;

18.	to determine the lease venue(s) for the operation of the Company;

19.	to approve any pledge/ charge of equity share in the Company;

20.	to approve any change, variation or waiver of equity interest in the Company;

21.	to approve the issuance or allocation of shares of the Company, or provision of any right to subscribe for or exchange equity shares of the Company;

22.	to determine the liquidation of the Company, establishment of liquidation committee or entering into restructure agreement with creditor(s);

23.	to determine the increase or decrease of members of the Board;

24.	to approve the execution, amendment of any employment contract or welfare plan in respect of departmental head(s) or with annual income exceeding RMB 200,000;

25.	to determine and change the authorized signatory for bank accounts;

26.	to approve the transfer of interests in any contract, agreement (whether oral or in writing) to which the Company is a party to any third party, except for such permitted by Party B;

27.	to approve the execution or amendment service contract, employment contract, consultancy contract with the Company being one party and Party A or its affiliate being the other party;

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28.	to approve the execution of any material asset sale transaction with amount exceeding RMB 50,000 or value exceeding 0.5% of the net asset of the Company (whichever is lower);

29.	to determine the acquisition, disposal of or decrease of any direct or indirect equity share and/or interest in any subsidiary or any other companies, or establishment of subsidiary or branch;

30.	to approve any direct or indirect provision of loan or any guarantee, security or performance bond by the Company;

31.	to determine any material investment or disposition of asset of the Company which is beyond the ordinary business scope of the Company;

32.	to determine or approve any issues other than such as mentioned above which shall substantially affect the interest of the Company or the Parties to this Contract.

Article 26

The Chairman shall be the legal representative of the Company, representing the Company in its business activities.

Article 27

In event the Chairman is unable to perform his/her duty, the Chairman shall authorize in writing the Deputy Chairman or other director to perform his/her duty on his/her behalf.

Article 28

The Board shall conduct a meeting at least once a year. The meeting shall be convened and presided by the Chairman. An extraordinary meeting of the Board may be convened upon proposal by not less than one-third of the directors.

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Article 29

A quorum for a meeting of the Board shall exist of at least four(4) directors, among whom at least three shall be directors appointed by Party B. If any meeting of the Board does not meet the quorum as provided for in this Article, an alternative meeting may be convened within 14 working days from the originally date of meeting. The quorum for such alternative meeting shall be three directors, among whom at least two shall be directors appointed by Party B.

If any director is unable to attend a Board meeting, he/she may appoint by notice in writing a proxy to attend and vote on his/her behalf. The appointment notice shall specify the ambit of authority of such proxy. The absence of a director without his appointment of a proxy shall constitute a forfeiture of such director’s rights with respect to such meeting.

Article 30

The travelling and accommodation expenses incurred by each director for attending the meetings of the board shall be borne by the Company.

Article 31

The directors shall vote by raising hands in a Board meeting. A raise of hand represents an affirmative vote, while a refusal or failure in raise of hand represents a negative vote.

The Director or his/her authorized representative shall be responsible for counting the votes for each resolution. The voting result shall be forthwith declared.

Article 32

Any resolution on the matters as listed from items 1-5 in Article 25 of these Articles shall require a vote of four-fifths of the directors (with at least three of whom being the directors appointed by Party B) attending the Board meeting. Any resolution on the matters as listed from items 6-32 in the said Article shall require a vote of three-fifths of the directors (with at least two of whom being the directors appointed by Party B) attending the Board meeting:

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Article 33

Written notice of the Board meeting shall be sent to each of the Directors or its representative by fax, telex or email not less than fourteen days in advance. Only issues listed in the agenda may be discussed and resolved in the meeting. Issues other than such listed in the agenda may only be discussed if the directors attending the meeting unanimously agree and such discussion will not violate the provision of these Articles.

Article 34

The notice of Board meeting shall include the following items:

1.	date, venue and period of the meeting;

2.	matters for discussion in the meeting;

3.	clear indication that if a director cannot attend a meeting, he/she may authorize a proxy to attend the meeting and vote within the ambit of authorization;

4.	the time and address for submitting an authorization notice.

5.	contact person and his/her contact details for the meeting.

Article 35

Unless due to the occurrence of force majeure event or other accidental incidents, the convener of the meeting shall not alter the time of the meeting after the notice of meeting has been served. In event the time of meeting must be altered due to force majeure, written notice shall be served to each director within explanation for the change.

Article 36

A authorization notice authorizing a proxy to attend the Board meeting issued by a director shall include the following items:

1. name of proxy;

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2.	indication of whether the proxy is authorized to vote;

3.	instruction on vote with respect to each matter listed in the agenda of the Board meeting;

4.	indication of whether the proxy may vote with respect to matters that may be raised as a provisional proposal in the Board meeting, and instruction on vote with respect to such matter;

5.	date of issuance and valid period of the authorization;

6.	signature of the director;

7.	indication on whether the proxy may vote at his/her own discretion with respect to matter the director has not provided any instruction.

Article 37

Minutes of Board meeting shall be prepared. The minutes shall include the following items:

1.	number and names of people attending the meeting;

2.	date and venue of meeting;

3.	name of president of meeting, agenda of meeting;

4.	abstracts of presentation of each speaker;

5.	Voting result of each resolution and the names of directors voting for/against the resolution;

6.	any other contents the Board meeting consider as necessary or required by the Articles to be included in the minutes.

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Article 38

Minutes of each Board meeting (including extraordinary meeting) shall be signed by each director or his/her proxy attending the meeting and filed for record with the Company and delivered to each director. A fax copy of minute signed by a director and delivered to the Company by fax shall also be valid.

The filing period of minutes of Board meeting shall be the same period of the operation period of the Company.

Article 39

An extraordinary meeting of Board shall be convened within one month upon the occurrence of any of the events:

1.	The number of directors becomes less than the two-thirds of the number of directors as provided for in these Articles.

2.	The accumulated loss of the Company not recovered reaches one-third of the total amount of registered capital

3.	Proposed by not less than one-third of the directors; or

4.	Proposed by the General Manager or the Finance Controller, and not less than one-third of the directors agree to such proposal.

Article 40

The Chairman shall be responsible to the Board, and shall exercise the following functions and powers:

1.	to convene and preside Board meetings, and to report his/her work to the Board;

2.	to examine the implementation of the resolutions of the Board meetings, and to submit such examinations for discussion by the Board;

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3.	to represent the Board in the management and supervision of all matters of the Company;

4.	to represent the Company in external affairs in accordance with these Articles within the scope of authorization of the Board.

5.	to sign bond notes and Certificates of Capital Contribution in accordance with these Articles;

6.	to submit investment proposal of the Company for discussion by the Board;

7.	to submit proposal for increase of registered capital for discussion by the Board;

8.	to draft proposal for merge, division, alteration, termination and dissolution of the Company for discussion by the Board.

Article 41

A director shall be replaced upon the occurrence of any of the following events:

1.	committing any breach of his/her fiduciary obligation or any serious breach of duty;

2.	committing a crime; or

3.	having lost his/her ability to perform the duties of a director.

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Chapter 5 Management Organizations

Article 42

The Company shall establish a management organization, responsible for the day-to-day operation of the Company.

Article 43

The Company shall have one General Manager.

Upon the consent of the Board, one Finance Controller may be appointed. The General Manager and the Finance Controller shall be nominated by Party B. If nominated by Party A, one Finance Manager may be appointed.

Article 44

The General Manager, Finance Controller shall be appointed by the Board.

Article 45

The manager shall be directly accountable to the Board and shall be responsible for carrying out the resolutions of the Board and to organise and supervise the day-to-day safety and production, technical and business management of the Company.

Article 46

The Company shall appoint departmental managers according to the need of the business of the Company responsible for the day-to-day business of the departments. The departmental managers shall be accountable to the General Manager.

Article 47

Unless otherwise approved by the Board, the General Manager shall not hold any management positions in other economic organisations nor shall he/she be allowed to be involved in the activities of other economic organisations which are in commercial competition with the Company.

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Article 48

According to the provisions of these Articles and the authorization of the Board, the General Manager shall exercise the following functions and powers:

1.	to be in charge of the production, operation and management of the company, and to organize the implementation of the resolutions of the board of directors;

2.	to organize the implementation of the annual business plans and investment plans of the company;

3.	to draft the plan for the establishment of the company’s internal management organization, and to carry out such plan upon the approval by the Board;

4.	to draft the basic management system of the company, and to implement such system upon the approval by the Board;

5.	to formulate the specific regulations and rules according to the basic management system as approved by the Board;

6.	to propose the appointment or dismissal of the senior management personnel of the Company;

7.	to decide on the employment or dismissal of management personnel other than those to be employed or dismissed by the Board;

8.	to formulate the proposal for salaries, welfare, awards and punishments for employees;

9.	to propose to convene an extraordinary meeting of the Board;

10.	to report to the Board on the execution and performance of material contracts, the situation of use of funds and the status losses;

11.	General Manager who is not a director may attend the Board meeting without the power to vote;

12.	to formulate the annual budget with the Finance Controller, and to implement the budget upon approval by the Board;

13.	to formulate the profits distribution proposal and losses recovery proposal with the Finance Controller, and to implement such proposals upon approval by the Board; and

14.	to exercise other functions and powers delegated by the Board.

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Article 49

The specific rules for duties of the General Manager shall include the following items:

1.	Conditions and procedures convening a General Manager meeting and the members of such meeting;

2.	The specific responsibilities of the General Manager and other senior management personnel;

3.	The power for using funds and assets of the Company and for execution of material contracts, and the system for reporting to the Board; and

4.	Any other items as considered necessary by the Board.

The specific rules for duties of the General Manager shall be implemented upon approval by the Board

Article 50

The Finance Controller shall be responsible for the financial affairs and other related matters, and shall be directly accountable to the Board.

Article 51

The Finance Controller shall exercise the following functions and powers:

1.	to formulate the financial system of the Company, and to carry out such system upon approval by the Board;

2.	to prepare the monthly, seasonal and annual financial report;

3.	to examine the implementation of the Company’s financial system, and to specifically be responsible for the accounting matters of the Company;

4.	to examine the financial personnel of the Company, and to propose the appointment, change and dismissal of such personnel;

5.	to examine the Company’s contracts and other related legal matters;

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6.	to supervise the senior management personnel in event of violation of the Company’s financial discipline or financial system;

7.	to supervise the capital operation of the Company;

8.	to propose to convene extraordinary meeting of the Board;

9.	to attend the Board meeting without the power to vote.

Article 52

Directors and senior management personnel shall not misappropriate the funds of the company or lend the funds of the company to any other parties.

Directors and senior management personnel shall not deposit the funds of the company in an account opened in his personal name or in the name of another individual.

Directors and senior management personnel shall not provide security for the debts of any shareholder, employees of the company or any other individual with the asset of the Company.

Article 53

Directors and senior management personnel shall not enter into a contract or transaction with the company without the consent of the Board.

Chapter 6 Finance and Audit

Article 54

The financial accounting system of the Company shall be handled in accordance with the relevant PRC laws and regulations and the actual situations of the Company. The Company shall promptly after its establishment submit applications to the local financial authority and tax authority for registration.

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Article 55

The Company shall adopt the calendar year as its fiscal year, starting from 1 January end on 31 December.

Article 56

All bookings, receipts, financial reports, financial statements shall be prepared in Chinese.

Article 57

Monthly financial reports, seasonal financial reports and annual financial reports shall be delivered to the directors before the end of the following month, the 15th of the following month after the end of a season and the end of January of the following year respectively.

Article 58

The Company shall use Renminbi(RMB) as its bookkeeping currency. The exchange rate of Renminbi with other currencies shall be calculated at such exchange rate as is announced by the State Administration of Foreign Exchange of the PRC on the date the transaction occurs.

Article 59

The Company shall adopt the accrual system and debit and credit method in its bookkeeping.

Article 60

The accounting books of the Company shall include the following items:

1.	The amount of all cash income and expenditure of the Company;

2.	The sale and purchase information of all materials of the Company;

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3.	The data of registered capital and debts of the Company;

4.	The information on the time for capital contribution towards the registered capital, and details of the increase and transfer of registered capital.

Article 61

In the first month of each fiscal year, the financial department of the Company shall prepare the balance sheet, profit and loss statement, cash flow statement and other ancillary statements for the examining and approving by the Board after audited by registered accountant. Party A and Party B agree that all annual after tax profit shall be distributed to Party A and Party B in proportion to their respective capital contribution towards the registered capital.

Article 62

Each of the parties may at its own expense appoint its own auditor to conduct an audit of the Company’s accounting statements and reports. The Company shall provide the necessary convenience for such audit.

Article 63

The depreciation period of the fixed assets of the Company shall be determined by the Board in accordance with the relevant PRC laws and regulations.

Article 64

All matters related to foreign exchange of the Company shall be handled in compliance with the Regulations of the PRC on Administration of Foreign Exchange and other relevant regulations and the provisions of these Articles and the Joint Venture Contract.

Article 65

The following documents, certificates and statements shall become valid upon verification by PRC certified accountant:

1. Certification of Capital Contribution of the parties;

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2.	Annual accounting statements of the Company;

3.	Accounting statements of liquidation of the Company.

Chapter 7 Distribution of Profits

Article 66

The Company shall allocate a reserve fund, an enterprise expansion fund and a bonus and welfare fund for staff and workers, all in accordance with the stipulations of the Law of PRC on Sino-foreign Joint Venture Law and its Implementing Regulations. The annual proportion of allocations shall be decided by the Board according to the business situation of the Company.

Article 67

The profit of the Company shall be distributed to the parties in proportion to their respective capital contribution towards the registered capital after the payment of income tax and allocations to the funds are made.

Article 68

Profit shall be distributed once a year. The proposal for profit distribution and the amount distributable to each party shall be announced within four months from the end of each fiscal year.

Article 69

No profit shall be distributed unless the deficit from the previous years is made up. Profits retained by the Company and carried over from the previous years may be distributed together with the distributable profits of the current year.

Article 70

The Company adopts an internal audit system with specialized auditing personnel responsible for conducting internal audit on the income and expenditure and economic activities of the Company.

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Article 71

Upon approval by the Board, the internal audit system of the Company and the audit personnel shall be supervised by the Finance Controller who shall be responsible to the Board.

Chapter 8 Employees

Article 72

The plans for matters pertaining to staff recruitment, dismissal, wages, labour insurance, welfare benefits, rewards and disciplinary action etc. shall be determined by the Board according to the relevant PRC laws and regulations. The Company shall enter into individual or collective labour contracts with the employees. The labour contracts shall be filed with the local labour authority for record.

Article 73

Existing employees of Party A shall be employed by the Company with priority, other employees shall be publicly recruited. The Company shall enter into new labour contracts with the recruited Party A’s existing employees. Such labour contracts shall incorporate the labour responsibilities terms currently adapted by Party A.

Article 74

The Company shall have the right to impose such punishments as warning, record of misconduct, deduction of salary on an employee where such employee violates the rules and regulations and labour discipline of the Company. Under serious circumstance, the Company may dismiss such employee and file a record with the local labour authority. In event of dismissing an employee, a one-month notice shall be given to the employee to be dismissed. Employees shall have the right to resign. If an employee resigns, he/she shall submit an application one month in advance, and handle the formalities upon the approval of the Company. Where the employee fails to submit the said application, he/she shall be responsible for the inducing economic loss suffered by the Company.

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Article 75

The employees of the Company may enjoy the national legal holidays and other holidays as provided for in the PRC Labour Law and other relevant regulations.

Chapter 9 Labour Union

Article 76

The employees shall have the right to establish a labour union in accordance with the PRC Labour Union Law.

Article 77

The labour union of the Company represents the interests of the employees. Its purpose is to protect the democratic rights and material interests of the employees, to assist the Company in arranging and using the welfare funds, to organize the employees to take part in political, business, scientific and technological studies, to launch entertainment activities, to educate the employees to observe labour discipline and accomplish work.

Article 78

The labour union may represent the employees execute labour contracts with the Company, and supervise the implementation of the contracts.

Article 79

The labour union may participate in the mediation of disputes between the employees and the Company.

Article 80

The Company shall allocate an amount of 2% of the total actual salary of the employees as labour union fund. The labour union shall use the fund in accordance with the Rules for Administration of Labour Union Fund issued by the China National Labour Union.

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Chapter 10 Period of Operation, Termination, and Liquidation

Article 81

The operation period of the Company shall be ten years.

Article 82

Upon agreement of the parties and the unanimous approval of the Board meeting, an application may be made to the original examining and approval authority 6 months before the expiration of the term of this Contract for an extension of the operation period. Change of registration shall be made with the industrial and commercial authority.

Article 83

If both parties or either party do not agree to extend the operation period of the CJV Company upon the expiry of the operation period, the CJV Company terminates.

Article 84

This Contract shall be early terminated upon mutual agreement of the parties. Early termination of the Company shall be decided by the Board meeting and shall be subject to the approval of the original examining and approval authority.

After a resolution on the early termination of the Company has been passed in accordance with this Article, the Company shall, simultaneously with handling the approval formalities, adapt necessary means to deal with the settlement of the employees of the Company.

Article 85

In event the Company is terminated upon expiry of the operation period or due to other reasons and such termination has been approved by the examining and approving authority, the Company shall forthwith establish the liquidation committee so as to liquidate the Company.

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Article 86

The functions of the liquidation committee are to clarify the assets, rights and debts of the Company, to prepare a balance sheet and list of assets, formulate a liquidation proposal, and to implement such proposal upon approval by the Board.

Article 87

The liquidation committee shall represent the Company in litigation during liquidation.

Article 88

The expenses for liquidation and remuneration for the liquidation committee shall be paid from the Company’s assets with priority.

Article 89

The assets remained from the liquidation shall be distributed to the parties in proportion to their respective capital contribution towards the registered capital.

Article 90

After completion of liquidation, the Company shall submit a written report to the original examining and approving authority, and shall handle the cancellation of registration with the industrial and commercial authority, and shall return the Business License and publish its termination.

Chapter 11 Rules and Regulations

Article 91

The following are the detailed rules and regulations to be formulated by the Board:

1. management regulations, including the powers and functions of the managerial branches and working rules and procedures;

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2.	rules for the staff and workers;

3.	rules with respect to labour and remuneration of employees;

4.	rules with respect to work attendance, promotion and awards and penalty for the staff and workers;

5.	rules of the staff and workers’ welfare;

6.	rules with respect to financial system;

7.	procedures with respect to liquidation upon dissolution of the Company;

8.	other rules and regulations as deemed necessary or desirable by the Board.

Chapter 12 Amendment of Articles of Association

Article 92

Amendments to these Articles shall be made upon the occurrence of the following events:

1.	The amendment of the Law of PRC on Sino-foreign Joint Venture Enterprise Law and other relevant laws and regulations resulting in the inconsistency of these Articles with such laws;

2.	The change of the Company’s circumstances resulting in the inconsistency of these Articles with such changes;

3.	Decision of the Board to amend these Articles.

Article 93

Amendments to these Articles shall observe the following procedures:

1.	A proposal for amendment is submitted by one-third of the directors;

2.	The proposal for amendment is submitted to the Board and is approved by the resolution of the Board meeting;

3.	The Board passes an unanimous resolution, and the amendment becomes effective upon approval by the examining and approving authority.

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Chapter 13 Miscellaneous

Article 94

[not applicable in English version]

Article 95

The Company shall have the right to interpret the provisions of these Articles.

Article 96

This Articles are executed by the legal representatives or authorised representatives of the parties on 30th Dec, 2005, in the city of Shenzhen of Guangdong Province of China.

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Party A:	Shenzhen Zhong Ren New Telecommunication Science and Technology Company Limited
Legal representative:	Lam Yat Ping
Date:	30th December, 2005

Party B:	Pacific Internet (Hong Kong) Limited
Legal representative:	Eddy Kuk Cho Yiu
Date:	30th December, 2005

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ANNEXURE B

EJV Contract

English Translation

[Pacific Telecommunication China Company Limited;

or any other English proper name of the company]

Equity Joint Venture Contract

30th December, 2005

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Table of Content

Chapter 1	General

Chapter 2	The Two Equity Joint Venture Parties

Chapter 3	Establishment of Equity Joint Venture Company

Chapter 4	Objective, Scope and Scale of Business, and Venues of Business Operations

Chapter 5	Total Investment and Registered Capital

Chapter 6	Procurement of Equipments and Associated Materials

Chapter 7	Undertakings and Duties of the two EJV Parties

Chapter 8	Non-competition

Chapter 9	Confidentiality

Chapter 10	Board of Directors

Chapter 11	Management Organizations

Chapter 12	Finance and Audit

Chapter 13	Management of Labour

Chapter 14	Insurance

Chapter 15	Force Majeure

Chapter 16	Period of Operation, Termination, Dissolution, and Liquidation of EJV Company

Chapter 17	Disclosure of Contract

Chapter 18	Amendment, Variation, and Termination of Contract

Chapter 19	Liability for Breach of Contract

Chapter 20	Applicable Law and Amendment of Law

Chapter 21	Dispute Resolution

Chapter 22	Coming into Effect of Contract and other matters

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Equity Joint Venture Contract

Party A:	Shenzhen Zhong Ren New Telecommunication Science and Technology Company Limited

Address:	Southwest, 18/F, Olympic Building, Shangbao Road, Futian District, Shenzhen City, China

Party B:	Pacific Internet (Hong Kong) Limited

Address:	Unit 59-74, 5th Floor, Hong Kong International Trade & Exhibition Centre, 1 Trademart Drive, Kowloon Bay, Hong Kong

Chapter 1 General

Party A and Party B, who having based on the principle of mutual benefit agreed to cooperate to invest in projects concerning Internet-based value-added telecommunication services, do enter into this Contract in accordance with the Law of PRC on Chinese-foreign Equity Joint Ventures, Telecommunication Ordinance of PRC, Regulations for Management of Foreign-invested Telecommunication Enterprises.

Chapter 2 The Two Equity Joint Venture Parties

Article 1

The two equity joint venture parties to this Contract shall be as below:

1.1	Shenzhen Zhong Ren New Telecommunication Science and Technology Company Limited (hereinafter referred to as “Party A”), being a corporate legal person constituted and existing under the laws of the People’s Republic of China (hereinafter referred to as “China”), registered in China.

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Legal Address: Southwest, 18/F, Olympic Building, Shangbao Road, Futian District, Shenzhen City, China

Legal Representative: Lam Yat Ping

Nationality: China

1.2	Pacific Internet (Hong Kong) Ltd. (hereinafter referred to as “Party B”), being a corporate legal person constituted and existing under the laws of Hong Kong, registered in Hong Kong.

Legal Address: Unit 59-74, 5th Floor, Hong Kong International Trade & Exhibition Centre, 1 Trademart Drive, Kowloon Bay, Hong Kong

Legal Representative: Eddy Kuk Cho Yiu

Nationality: China

Chapter 3 Establishment of Equity Joint Venture Company

Article 2

In accordance with the Law of PRC on Chinese-foreign Equity Joint Ventures, Telecommunication Ordinance of PRC, Regulations for Management of Foreign-invested Telecommunication Enterprises, and other relevant laws and regulations, the two parties to this Contract agree to establish Equity Joint Venture Company in the City of Shenzhen, Guangdong Province, China.

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Article 3

The Chinese name of the Equity Joint Venture Company shall be provisionally (hereinafter referred to as “the EJV Company”).

Article 4

The EJV Company shall be a company of limited liability, whereas the liability of the EJV Company shall be limited to the value of its total assets, and the liability of the two Equity Joint Venture parties shall be limited to their capital contribution towards the registered capital of the EJV Company. Profits of the EJV Company shall be shared by the two parties in accordance with the ratio of capital contribution towards its registered capital, and losses of the EJV Company shall also be borne by the two parties in accordance with the ratio of capital contribution towards its registered capital.

Chapter 4 Objective, Scope and Scale of Business, and Venues of Business Operations

Article 5 Objective of Business

Through cooperation and technological exchange, Party A and Party B desire to utilize the market advantage of Party A at value-added business in telecommunication in the Mainland and the good operation experience of Party B in the international telecommunication market, so as to enable the EJV Company to secure the issuance by the Ministry of Information Industries of a Provincial Grade and/or Cross-provincial Grade Permit for Operation of Cross-provinces Telecom Value-Added Business (hereinafter referred to as “the Permit”), and to bring about significant economic benefits for the two investing parties.

Article 6 Scope of Business and Venues of Business Operations of the EJV Company

6.1	The scope of business of the company shall include: provision of value-added telecom services such as Internet connection, Internet data center, storage relay etc. and the associated client services, as well as any other value-added telecom services as the relevant state authority for administration of the industry may permit.

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6.2	The legal address of the EJV Company shall be: City of Shenzhen, China.

Chapter 5 Total Investment and Registered Capital

Article 7

The total amount of investment of the EJV Company shall be: RMB10,000,000.

Article 8 Registered Capital

8.1	The registered capital of the EJV Company shall be: Renminbi Ten Million (RMB10,000,000) and the respective capital contributions towards the registered capital of the two parties shall be:

Party A shall contribute Renminbi Five Million, being 50% of the registered capital; and

Party B shall contribute Renminbi Five Million, being 50% of the registered capital.

8.2	Whenever there should be any increase of registered capital beyond that provided for in Article 8.1, the amount of increased capital to be paid by the two parties respectively shall be based on the principle of the same proportions. If any of Party A and Party B should refuse to make the whole or any part of the increased capital contribution required of it, the two parties may by negotiation decide the respective portions of increased capital contributions that should be borne by them respectively.

Article 9

The means of capital contributions by Party A and Party B are respectively as follows:

9.1	Party A shall make the capital contribution partly in cash in Reminbi and partly in kinds, of which:

9.1.1	the capital contribution in cash being Renminbi Two and a Half Million (RMB2,500,000) shall be made within 60 days of the collection by the EJV Company of the Certificate of Approval; and

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9.1.2	the capital contribution in kinds shall be equivalent to Renminbi Two and a Half Million.

Party A and Party B shall before the incorporation of the EJV Company appoint a valuation authority recognized by both parties for it to assess the value of the capital contribution to be made in kinds, and shall within 60 days of collection of the Certificate of Approval arrange for the relevant transfer(s) of the property rights thereof.

If the value of the capital contribution to be made in kinds by Party A should be assessed at lower than Renminbi Two and a Half Million, then Party A shall make up the difference by cash in Renminbi.

9.2	Party A shall make its capital contribution by remittance by a sum of cash in Hong Kong dollars equivalent to Renminbi Five Million, to be calculated at such exchange rate as is announced by the State Administration of Foreign Exchange of the PRC for the exchange of Hong Kong dollars into Renminbi on the date on which the EJV Company should receive the remittance, and Party A shall make the whole of such capital contribution within 60 days of the collection by the EJV Company of the Certificate of Approval.

9.3	Party A and Party B shall each ensure that they should make the whole of their respective capital contribution before the EJV Company has pursuant to relevant provisions in the Telecommunication Ordinance and Regulations for Management of Foreign-invested Telecommunication Enterprises submitted to the Ministry of Information Industry an application for Permit to Operate Internet-based Value-added Telecommunication Services at the grade of cross-provincial services, so as to enable the EJV Company to satisfy the requirement connected with the said application for permit for the registered capital to be at least Renminbi Ten Million.

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Article 10 Transfer

10.1	Any of Party A or Party B may transfer all or part of its equity share to the other party or any third party in accordance with the provisions in this Contract.

10.2	When any of Party A or Party B is to transfer the whole of any part of its equity share, it shall firstly consult the other party on the transfer. A party may only sign any agreement for transfer with a third party after the other party has given it a written approval.

10.3	When any of Party A or Party B is to transfer its equity share, the other party shall have a right of first refusal to buy that equity share upon the same conditions.

10.4	A party to whom any equity share is transferred under this Article shall be required to inherent the position of the transferor being a party to this Contract, including all the rights and obligations of the transferor, and further the transferor shall, insofar as the transferred portion of equity share is concerned, ceased to enjoy any rights as being a party to this Contract. Within 3 years of the completion of any transfer of equity share, the transferor shall remain bound to perform the duty regarding confidentiality, and shall keep any information it knows of about the EJV Company or the other joint venture party strictly confidential, and must not divulge the same to any outside party.

10.5	Party A and Party B shall not create any right of security, mortgage, or charge on their respective capital contributions or the registered capital.

Article 11 Report on Verification of Capital and Proof of Capital Contribution

11.1	The Board of Directors of the company shall employ a firm of Chinese Registered Accountants to verify the capital contributions as made by both parties according to Article 9 towards the registered capital, and a report on verification of capital contributions shall be produced by the appointed Registered Accountant.

11.2	The EJV Company shall upon receipt of the Report on Verification of Capital from the Registered Accountant issue to each of the two joint venture parties a Certificate of Capital Contribution as a proof of the made capital contribution.

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Article 12 Loans

If Party A and Party B shall reach such consensus, the Total Investment may be increased. The increase in investment amount may be met by loans after approval by the Board of Directors. The EJV Company may provide its assets for mortgages against loans.

Chapter 6 Procurement of Equipments and Associated Materials

Article 13 Procurement of Equipments and Associated Materials

13.1	Whether before or after the commencement of business by the EJV Company, Party B shall assist in resolving matters concerning the transportation into China of those materials that are raised by the EJV Company overseas.

13.2	Before commencement of business by the EJV Company, Party A shall assist in resolving matters concerning the custom clearance and inland transportation of materials raised by the EJV Company overseas, as well as matters concerning the inland transportation of materials raised within China. After commencement of business, these will be operated by the EJV Company itself, and if it is unable to resolve any such matters, Party A shall render necessary assistance.

13.3	The EJV Company shall, on condition that it can ensure product quality, purchase any equipment and other associated materials required for operation within China as a matter of priority.

Chapter 7 Undertakings and Duties of the two EJV Parties

Article 14 Undertakings and Declarations of Party A

Party A declares and undertakes to Party B as follows:

14.1	Party A is an incorporated legal person established in accordance with the laws of China. Party A is empowered to sign this Contract and perform the duties and obligations provided for in this Contract.

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14.2	Before signing of this Contract, approval for Party A and Party B to invest in this project has been obtained from the relevant authority in China.

14.3	Party A warrants that its entering into this Contract with Party B and its entering into this project are not encumbered or restricted by any third party interest or dispute.

14.4	Party A warrants that the trademarks that will be licensed by it to the EJV Company for use are all lawfully owned by it and have been properly registered. Party A also undertakes to ensure that those trademarks shall remain lawful and valid during the subsistence of the EJV Company.

14.5	Party A warrants that its capital contributions in kinds towards the EJV Company have been given all necessary permissions, approval, and authorizations by all concerned parties including the Board of Directors of Party A and any creditors, and that it has performed all procedural steps regarding notices and filings.

Article 15 Duties and Obligations of Party A

15.1	To make capital contributions according to provisions in Chapter 5;

15.2	To handle matters such as application to relevant governing authority for approval of establishment of the EJV Company, registration of incorporation, collection of Business License, application for permit to operate value-added telecommunication services;

15.3	To handle the filing(s) with relevant administrative authority of the agreement(s) for lease of venues for business operation;

15.4	To assist the EJV Company in liaising for the realization of infrastructural facilities such as water, electricity, and transport;

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15.5	To assist the EJV Company in obtaining all tax deductions and other advantages or preferential treatments as may be enjoyed by Chinese-foreign Equity Joint Venture Enterprises according to the laws and regulations of China;

15.6	To assist the EJV Company in employing managerial staff, technical staff, workers and other necessary personnel in China;

15.7	To assist staff members with foreign nationality in obtaining visa for entry, work permits, resident permits, and procedures regarding travel etc.;

15.8	To assist Party B in receiving foreign exchange remittance to overseas of dividends from the EJV Company;

15.9	To assist the EJV Company in establishing inland sales channels, and to provide the EJV Company with supports in the construction of new equipments and to help improve work processes;

15.10	To promptly transmit to Party B by fax the approval documents and reply documents obtained in relation to establishment of the EJV Company.

15.11	To assist the EJV Company in handling of registration of incorporated legal person, and processes regarding tax, foreign exchange, finance, and customs registrations;

15.12	To be responsible for obtaining all such approval documents as are required by laws and regulations to be issued by central and local governments in order for the EJV Company to implement this project as planned;

15.13	To be responsible for handling other matters entrusted to it by the EJV Company.

Article 16 Undertakings and Declarations of Party B

Party B undertakes and declares to Party B as follows:

16.1	Party B is an incorporated legal person established in accordance with the laws of Hong Kong. Party B is empowered to sign this Contract and perform the duties and obligations provided for in this Contract.

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16.2	Party B warrants that its entering into this Contract with Party A and its entering into this project are not encumbered or restricted by any third party interest or dispute.

16.3	Party B warrants that it will render prompt assistance to Party A in the establishment of the EJV Company; and

16.4	Undertakes that equipment and technologies introduced by Party B for importation are all of advanced technologies and in compliance with the requirements of all applicable laws and regulations of China.

Article 17 Duties and Obligations of Party B

17.1	To make capital contributions according to provisions in Chapter 5;

17.2	To handle matters entrusted by the EJV Company to it concerning the selection of machine and equipments and associated materials outside China;

17.3	To assist the EJV Company in the installation and testing of equipments;

17.4	To provide training for the managerial staff, sales staff, technical staff, and workers of the EJV Company;

17.5	To assist the EJV Company in steadily providing various value-added telecommunication services within the specified time limit(s) and according to the design capacity;

17.6	To assist the EJV Company in the exploitation and development of overseas market; and

17.7	To be responsible for handling other matters entrusted to it by the EJV Company.

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Chapter 8 Non-competition

Article 18 Undertaking of Non-competition

Each of the two parties undertakes that during the subsistence of this Contract, save and except for those businesses which are already being operated by it and about which it has disclosed to all other parties before signing of this Contract, it will not by itself or together with its associated companies, or on behalf of any person (whether being a shareholder, director, partner, consultant, employee, agent or whatsoever), or through any person:

18.1	engage participate or be interested in any business within Mainland China competing with the EJV Company and/or the businesses of the EJV Company, whether in the capacity of a principle responsible person, a shareholder, a director, a partner, an employee, an agent or otherwise; or be directly or indirectly engaged in any business competing with the EJV Company and/or the businesses of the EJV Company;

18.2	solicit or entice for, or attempt to solicit or entice for, any business from any person who is presently, or has during the subsistence of this Contract been, a customer or content provider having dealt with the EJV Company within Mainland China; or

18.3	solicit or entice for, or attempt to solicit or entice for, the resignation of any directors or employees of the EJV Company from their job with the EJV Company.

For the purposes of this Article, “Mainland China” means all territories of China except the territories of Hong Kong, Macao, and Taiwan.

Chapter 9 Confidentiality

Article 19 Confidentiality

19.1

Each party having or may have to divulge to the other parties confidential and exclusive information regarding its business, financial status, and other confidential matters. Furthermore, the various parties may obtain confidential and exclusive information belonging to the EJV Company, and the EJV Company may obtain confidential or exclusive information belonging to the various parties. Unless otherwise provided for by other confidentiality agreements, each party and the EJV Company who receive any of the above-mentioned information shall:

19.1.1	Treat the above-mentioned confidential information confidential;

19.1.2	Refrain from divulging any of the above-mentioned confidential information to any person or body, except to its employees who are required to know of the above-mentioned confidential information in the performance of it work duties.

19.2	The provisions in the above clause (1) do not apply to the following confidential information:

Information that can be proved by written records compiled before the disclosure to be already known to the party to whom the disclosure was made before the disclosure;

18.2.1	Information known in the public arena but not being so for reason of a breach by the party disclosing the information; and

18.2.2	Information obtained from any third party who has no duty of confidentiality regarding the confidential information.

19.3	If requested by any party, the EJV Company shall sign a separate confidentiality agreement for confidential information obtained from that party or its connected companies, the terms of which shall be substantially the same as the provisions in this Chapter.

19.4	Each party and the EJV Company shall establish its own regulations and system to ensure that the directors, senior staff members, and other employees of it and its connected companies shall similarly abide by the duty of confidentiality prescribed by this Chapter. The directors, senior staff members, and other employees of the EJV Company shall sign a confidentiality agreement in a form acceptable to all parties.

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19.5	The provisions in this Chapter shall not apply to divulgence of information to any connected companies, any lenders or financial institutions, any employees or consultants of the parties, or third party to whom a party is expecting to transfer all or part of its equity share in the EJV Company; provided that even in such circumstances the party divulging information shall only divulge any information to persons or body who require those information for reasonable business purposes and who has given a prior written undertaking to treat those information confidential.

19.6	Where the above-mentioned information is required by any provisions or demands of laws, the provisions in this Chapter shall neither apply to the divulgence of information to any government or any relevant authority or departments. However, the party who is required to so divulge information shall before it did so immediately notify all other parties of such demand and the terms of the demand (unless such notification is prohibited by any laws and regulations). Any of the other parties shall have a right to raise their objection with the relevant authority or department against disclosure of the above-mentioned information, and to seek for confidentiality protections for the confidential information to be disclosed on terms at the discretion of that party.

19.7	Without prejudice to the above provisions in this Chapter, no party shall publish or divulge any information (including confidential information) about the EJV Company without the prior written consent of all other parties (which consent shall be not unreasonable withheld any party). Provided always that no provisions in this Article shall prevent any party from publishing or divulging any information in good faith pursuant to the requirement of any laws, regulations, of rules of stock exchanges.

19.8	The provisions in this Chapter shall remain binding on any natural or legal person who has been a party to this Contract, notwithstanding that it has already ceased to be a party to this Contract upon transfer of all equity share in the EJV Company and all the corresponding rights and obligations of this Contract. Furthermore, the rights and obligations provided for under this Chapter shall remain valid for at least two years after the expiry or premature termination of this Contract, and shall not be affected by the dissolution of the EJV Company.

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Chapter 10 Board of Directors

Article 20

The date of issuance of the Business License shall be the establishment date of the board of directors (“the Board”).

Article 21

The Board shall be comprised of five directors, of whom one shall be appointed by Party A and four by Party B. Each appointing Party may at any time dismiss or change the director(s) appointed by it. In such case, the term of office of the newly appointed director shall be the remaining term of the replaced director.

The term of office of a director shall be four years and each may serve consecutive terms if re-appointed by the Party originally making the appointment.

The Chairman shall be appointed by Party B (or by Party A in event Party B declines to make the appointment). In the event of a deadlock in passing any resolution at a Board meeting, the Chairman shall not have a casting vote in respect of such resolution.

Article 22

22.1	The Board shall be the highest authority of the EJV Company. It shall determine all important issues relating to the Company.

22.2	Any resolution on the following matters shall require a vote of three quarters of the directors (with at least three of whom being the directors appointed by Party B) attending the Board meeting:

1.	amendment to the Articles of Association of the EJV Company;

2.	action or cause to an action resulting in the termination, dissolution or liquidation of the EJV Company or application for extension of the operation term;

3.	increase or decrease in registered capital of the EJV Company;

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4.	consolidation, division or conversion of the registered capital of the EJV Company;

5.	merger with another economic organisation or restructure/consolidation of the business of the EJV Company

22.3	Any resolution on the following matters shall require a vote of three fifths of the directors (with at least two of whom being the directors appointed by Party B) attending the Board meeting:

1.	declaration or formulation of plan for allocation of dividends of the EJV Company;

2.	approval of the annual budget, financial reports and important for operation and investment plan of the EJV Company;

3.	change of fiscal year, auditor or accounting system of the EJV Company;

4.	any expenditure of the EJV Company exceeding an amount equivalent to RMB 50,000 (for the purpose of this Article, an expenditure of RMB 50,000 shall include a single expenditure of 50,000 RMB and multiple expenditures of the same nature with an aggregate amount of RMB 50,000).

5.	obtaining loan or credit facility from any organization or individual;

6.	providing any enterprise, organization, partnership or individual with loan or credit facility (except for credit facility provided to customers in the course of ordinary business);

7.	commencing or engaging in any activity beyond the business scope the EJV Company as provided for in Article 6.1 of this Contract;

8.	implementing any arrangement of partnership or joint venture, so as to establish any new company or economic organization or any other activities beyond the business scope of the EJV Company;

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9.	affiliate transaction between the EJV Company and any shareholder or senior management personnel or other affiliated parties;

10.	any litigation or claim, except for claim for payment incurred in the ordinary course of operation.

11.	appointment of General Manage and Finance Controller;

12.	determining, amending or varying the remuneration of fulltime director, General Manager and Finance Controller;

13.	lease of venue(s) for the operation of the EJV Company;

14.	pledge/ charge of equity share in the EJV Company;

15.	change, variation or waiver of equity interest in the EJV Company;

16.	issuance or allocation of shares of the EJV Company, or provision of any right to subscribe for or exchange equity shares of the EJV Company;

17.	liquidation of the EJV Company, establishment of liquidation committee or entering into restructure agreement with creditor(s);

18.	increase or decrease of members of the Board;

19.	entering into, amending or varying any employment contract or welfare plan in respect of departmental head(s) or with annual income exceeding RMB 200,000;

20.	changing or determining the authorized signatory for bank accounts;

21.	transfer of interests in any contract, agreement (whether oral or in writing) to which the EJV Company is a party to any third party, except for such permitted by Party B;

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22.	entering into or amending service contract, employment contract, consultancy contract with the EJV Company being one party and Party A or its affiliate being the other party;

23.	entering into any material asset sale transaction with amount exceeding RMB 50,000 or value exceeding 0.5% of the net asset of the EJV Company (whichever is lower);

24.	acquisition, disposal of or decrease of any direct or indirect equity share and/or interest in any subsidiary or any other companies, or establishment of subsidiary or branch;

25.	direct or indirect provision of loan or any guarantee, security or performance bond by the EJV Company;

26.	any material investment or disposition of asset of the EJV Company which is beyond the ordinary business scope of the EJV Company;

27.	any issues other than such as mentioned above which shall substantially affect the interest of the EJV Company or the Parties to this Contract.

22.4	The management of the EJV Company in the preparation period shall be agreed by Party A and Party B subject to the best interest of the EJV Company.

Article 23 Board Meeting

23.1	Except for issues provided for in Article 23, resolutions on other matters shall be passed by the Board by a simple majority of affirmative votes.

23.2	A quorum for a meeting of the Board shall exist of at least four(4) directors, among whom at least three shall be directors appointed by Party B. If any meeting of the Board does not meet the quorum as provided for in this Article, an alternative meeting may be convened within 14 working days from the originally date of meeting. The quorum for such alternative meeting shall be three directors, among whom at least two shall be directors appointed by Party B.

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23.3	Unless otherwise unanimously agreed by the directors, written notice of the Board meeting shall be sent to each of the Directors or its representative by fax, telex or email not less than fourteen days in advance. Such notice shall include the agenda in details. Only issues listed in the agenda may be discussed and resolved in the meeting. Issues other than such listed in the agenda may only be discussed if the directors attending the meeting unanimously agree and such discussion will not violate the provision of Article 24.1.

Article 24

The Chairman shall be the legal representative of the EJV Company. In event the Chairman is unable to perform his/her duty, the Chairman shall authorize in writing the Deputy Chairman or other director to perform his/her duty on his/her behalf.

Article 25

The Board shall conduct a meeting at least once a year. The meeting shall be convened and presided by the Chairman. An extraordinary meeting of the Board may be convened upon proposal by not less than one-third of the directors. Meetings of the Board may be held at the venue of the EJV Company or at other places as agreed by the parties, or may be held by such other means as telephone conference or video conference.

Minutes of each Board meeting (including extraordinary meeting) shall be signed by the directors attending the meeting and filed for record with the EJV Company. A fax copy of minute signed by a director and delivered to the EJV Company by fax shall also be valid.

If any director is unable to attend a Board meeting, he/she may appoint by notice in writing a proxy to attend and vote on his/her behalf. The appointment notice shall specify the ambit of authority of such proxy. The absence of a director without his appointment of a proxy shall constitute a forfeiture of such director’s rights with respect to such meeting.

Meetings of the board (including extraordinary meeting) shall be held in the city of Shenzhen and Hong Kong alternately.

The travelling and accommodation expenses incurred by each director for attending the meetings of the board shall be borne by the EJV Company.

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Article 26 Remunerations for Directors

26.1	Except for as arranged in accordance with Article 27.2, the directors shall not be paid any remuneration by the EJV Company.

26.2	Remuneration for director(s) providing fulltime service to the EJV Company shall be determined by the Board according to Article 22 of this Contract.

Chapter 11 Management Organizations

Article 27

The EJV Company shall establish a management organization, responsible for the day-to-day operation of the EJV Company.

Article 28

The EJV Company shall have one General Manager. One Finance Controller may be appointed subject to the consent of the Board. The General Manager and the Finance Controller shall be nominated by Party B. If nominated by Party A, one Finance Manager may be appointed.

The duties of the General Manager shall be to carry out the resolutions of the Board and to organise and supervise the day-to-day operation and management of the EJV Company. The operation and management shall be carried out in accordance with the regulations enacted by the Board.

The EJV Company shall appoint departmental managers according to the need of the business of the EJV Company responsible for the day-to-day business of the departments. The departmental managers shall be accountable to the Board.

The General Manager, Finance Controller shall be appointed by the Board.

Unless otherwise approved by the Board, the General Manager shall not hold any management positions in other economic organisations nor shall he/she be allowed to be involved in the activities of other economic organisations which are in commercial competition with the EJV Company.

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Chapter 12 Finance and Audit

Article 29

The financial accounting system of the EJV Company shall be handled in accordance with the relevant PRC laws and regulations and the actual situations of the EJV Company. The EJV Company shall promptly after its establishment submit applications to the local financial authority and tax authority for registration.

Article 30

EJV Company shall adapt the calendar year as its fiscal year, starting from 1 January end on 31 December. All bookings, receipts, financial reports, financial statements shall be prepared in Chinese. Monthly financial reports, seasonal financial reports and annual financial reports shall be delivered to the directors before the end of the following month, the 15th of the following month after the end of a season and the end of January of the following year respectively.

Article 31

The EJV Company’s accounting statements and reports shall be audited and examined by a firm of certified accountant registered in the PRC once a year at the cost of the EJV Company. Each of the parties may at its own expense appoint another auditor to conduct an audit of the Company’s accounting statements and reports

Article 32

In the first month of each fiscal year, the General Manager together with the Finance Controller shall organise the preparation of the balance sheet, profit and loss statement, cash flow statement and dividends allocation proposal for the examining and approving by the Board. Party A and Party B agree that all annual after tax profit shall be distributed to Party A and Party B in proportion to their respective capital contribution towards the registered capital.

Chapter 13 Management of Labour

Article 33

The plans for matters pertaining to staff recruitment, dismissal, wages, labour insurance, welfare benefits, rewards and disciplinary action etc. shall be determined by the Board according to the relevant PRC laws and regulations. The EJV Company shall enter into individual or collective labour contracts with the employees. The labour contracts shall be filed with the local labour authority for record.

Existing employees of Party A shall be employed by the EJV Company with priority, other employees shall be publicly recruited. The EJV Company shall enter into new labour contracts with the recruited Party A’s existing employees. Such labour contracts shall incorporate the labour responsibilities terms currently adapted by Party A.

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Chapter 14 Insurance

Article 34

Insurance policies shall be purchased and insurance company shall be selected by the JVC Company according to the actually need of the JVC Company. Types of insurance, insurance value, insurance term shall be proposed by the General Manager together with the Finance Controller and discussed and approved by the Board meeting in accordance with the relevant PRC laws.

Chapter 15 Force Majeure

Article 35

If any failure of performance or failure of performance in accordance with the terms and conditions agreed upon by the parties is due directly to earthquake, fire, typhoon, war or any other analogous natural event that occurs which cannot be foreseen, prevented or avoided, the affected party shall forthwith inform the other party by telex, email or fax of the situation, and shall render to the other party the details of the situation and valid evidence that the contract cannot be performed, or partly cannot be performed, or that performance is required to be delayed. Such evidence shall be notarized by the local public notary of the place where the force majeure event occurs. The parties shall negotiate on whether to terminate the Contract or to postpone the performance of the contract according the extent the event affects the performance of the Contract.

Chapter 16 Period of Operation, Termination, Dissolution, and Liquidation of EJV Company

Article 36

The operation period of the EJV Company shall be ten years. The establishment date of the CJV Company shall be the date the business license of the Company is issued. At the request of either Party and upon the unanimous approval of the Board meeting, an application may be made to the original examining and approval authority 6 months before the expiration of the term of this Contract for an extension of the operation period.

Article 37

37.1	If both parties or either party do not agree to extend the operation period of the CJV Company upon the expiry of the operation period, the CJV Company terminates.

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37.2	This Contract shall be early terminated upon mutual agreement of the parties. Early termination of the EJV Company shall be decided by the Board meeting and shall be subject to the approval of the original examining and approval authority.

37.3	After a resolution on the early termination of the EJV Company has been passed in accordance with this Article, the EJV Company shall, simultaneously with handling the approval formalities, adapt necessary means to deal with the settlement of the employees of the EJV Company.

37.4	In event the EJV Company is terminated upon expiry of the operation period or due to other reasons and such termination has been approved by the examining and approving authority, the EJV Company shall forthwith establish the liquidation committee so as to liquidate the EJV Company. The remain assets shall be distributed to the parties in proportion to their respective capital contribution towards the registered capital.

Chapter 17 Disclosure of Contract

Article 38

38.1	Unless required by (i) order of law or court, (ii) government authorities, or (iii) demand of relevant stock exchange, any party of this contract shall not by any means disclose this contract without the prior written consent of the other party.

38.2	Except for the purpose of consultation with its consultant, any party of this contract shall not disclose to any third party the content of this contract without the prior written consent of the other party.

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Chapter 18 Amendment, Variation, and Termination of Contract

Article 39

Any amendments to this contract and its appendices shall be agreed to by the parties in writing and shall come into effect only upon approval by the original examining and approving authority.

Article 40

Where failure of performance of the contract is caused by force majeure, change of laws or administrative orders, this contract may be early terminated subject to the unanimous resolution of the Board and approval by the original examining and approving authority.

Article 41

41.1	This contract may be terminated even prior to the expiry of the operation period of the EJV Company upon mutual agreement of the parties.

41.2	Upon the occurrence of the following events, the parties shall be deemed to have agreed to terminate this contract prior to the expiry of the operation period of the EJV Company:

1.	The business license for establishment of the EJV Company has not been issued within 9 months from the execution of this contract;

2.	The EJV Company fails to obtain the approvals from the examining and approving authority for the operation of the EJV Company, resulting in the frustration of the purposes for co-operation of the parties.

3.	Any party fails to perform the obligations under the contract and the Articles of Association, or materially breaching the provisions of the contract and the Articles of Association, causing the failure of the EJV Company to operate or failure in achievement of the operation purposes, and such failure of performance continues for one month after having received the other party’s written request for performance.

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4.	Where the contract is terminated according to Section 1 of Article 42.2, upon mutual agreement of the parties, the expenses incurred from the execution of this contract to the termination of this contract shall be borne, in principle, by the parties in proportion to their respective capital contribution towards the registered capital of the EJV Company.

Chapter 19 Liability for Breach of Contract

Article 42

42.1	Where any Party breaches the contract causing the failure of performance or partly failure of performance of this contract and its appendices, or causing the failure in achievement of the operation purpose hereunder, the other party shall have the right to request the party in breach to rectify.

42.2	Where the party in breach does not rectify its breach, it shall be deemed such party as having fundamentally breached the contract, the other party shall have the right to claim against the party in breach for economic damages, and shall simultaneously have the right to apply to the original examining and approving authority to approval the termination of the contract.

42.3	Where the parties agree to continue the operation of the EJV Company, the EJV Company and the other party shall have the right to claim against the party in breach for any economic loss suffered.

42.4	Where any party fails to make capital contribution within the time and in amount according to this contract, the other party shall issue a written notice of demand, requesting such party to make its capital contribution within 7 days from the date of receipt of such notice. The failure of such party to make capital contribution within 7 days shall constitute breach of the contract. The party in breach shall be liable to the other party for a liquidated damage of 0.021% of the amount payable for each day from the eighth day of the above-mentioned notice to the day such party completes its capital contribution.

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Chapter 20 Applicable Law and Amendment of Law

Article 43

This formation, effect, interpretation and performance of this contract shall be governed by the PRC laws. In the event that there is no PRC law which governs a particular matter relating to this Contract, reference may be made to international custom and practice.

Chapter 21 Dispute Resolution

Article 44

Any dispute arising from the performance or relating to this contract shall be settled through friendly negotiations. If the dispute fails to be resolved through friendly negotiations, the dispute shall be referred to the South China Sub-commission of China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules of such commission. The arbitral award rendered shall be final and binding upon the parties.

Article 45

When any dispute is under arbitration, except for the matters under dispute, parties shall continue to perform their remaining respective obligations under this contract.

Chapter 22 Coming into Effect of Contract and other matters

Article 46

The ancillary documents executed in accordance with the principles of the contract, including the Articles of Association of the EJV Company, shall form an integral part of this contract

Article 47

Any matter not covered by this contract shall be supplemented by ancillary or supplementary agreement between the parties.

Article 48

This contract shall become effective from the date of its approval by the relevant PRC examining and approving authority.

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Article 49

Where there is any inconsistency between this contract and the agreements of the parties prior to the coming into effect of this contract, this contract shall prevail.

Article 50

This contract shall have priority effect to the Articles of Association, where there is any inconsistency between this contract and the Articles of Association, this contract shall prevail.

Article 51

If any notice given by any party by telegram or telex involves the rights and obligations of the parties, a written notice shall be given forthwith for confirmation. The addresses of the parties shall be their respective addresses list hereunder.

Article 52

This Contract is executed by the legal representatives or authorised representatives of the parties on 30th Dec, 2005, in the city of Shenzhen of Guangdong Province of China.

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Party A: Shenzhen Zhong Ren New Telecommunication Science and Technology Company Limited

Legal representative: Lam Yat Ping

Date: 30th Dec, 2005

Party B: Pacific Internet (Hong Kong) Limited

Legal representative: Eddy Kuk Cho Yiu

Date: 30th Dec, 2005

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ANNEXURE C

Loan Agreement

DATED              2005

(the “Borrower”)

- and -

PACIFIC INTERNET (HONG KONG) LIMITED

(the “Lender”)

LOAN AGREEMENT

STEVENSON, WONG & CO.

Rooms 2002-9, 20/F

Edinburgh Tower

The Landmark

15 Queen’s Road Central

Hong Kong

Tel : (852) 2526 6311

Fax : (852) 2845 0638

C-118

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LOAN AGREEMENT

THIS AGREEMENT is made on the          day                  of 2005

BETWEEN:

(1)	, a company incorporated under the laws of the People’s Republic of China under business license no. 4403011130786 whose registered office is situate at (the “Borrower”); and

(2)	PACIFIC INTERNET (HONG KONG) LIMITED, a company incorporated under the laws of Hong Kong whose address is Unit 73, 5/F., Hong Kong International Trade & Exhibition Centre, 1 Trademart Drive, Kowloon Bay, Kowloon, Hong Kong (the “Lender”).

WHEREAS:

(A)	The Lender and the Borrower had entered into an agreement with , Lam Yat Ping Henry , Zhang Dong Bao and Yu Xiao Ying at the date of this Agreement (the “Cooperation Agreement”) pursuant to which the Lender and the Borrower had agreed to (i) set up an equity joint venture (the “EJV”) in PRC; and (ii) transfer the business of the Borrower as a going concern together with the relevant assets of such business (as selected by the Lender) to the EJV, in accordance with the terms and conditions thereof.

(B)	Pursuant to the Cooperation Agreement, the Lender has agreed to make available a loan in the sum of [redacted] to the Borrower. The parties are desirous to enter into this Agreement to regulate their respective rights and obligations with respect to the loan.

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions. In this Agreement, unless the context requires otherwise, terms and expressions defined in the Cooperation Agreement shall have the same meanings when used in this Agreement:

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“Banking Day”	means a day (excluding Saturday) on which banks are open for business in Hong Kong;

“Charge”	means any mortgage, charge, pledge, lien, encumbrance, hypothecation, or other security interest or security arrangement of any kind;

“Cooperation Agreement”	has the meaning given to it in Recital (A);

“EJV”	has the meaning given to it in Recital (A);

“Event of Default”	means any event specified as such in Clause 12; and “prospective Event of Default” means any event which with the giving of notice and/or the passage of time and/or the fulfillment of any other condition would be an Event of Default;

“Loan”	means the principal amount loan to be made available by the Lender to the Borrower under this Agreement;

“Option”	has the meaning given to it in Clause 5.1;

“Option Agreement”	means the option agreement to be made between the Borrower as grantor and the Lender as grantee, pursuant to which the Borrower would grant options to the Lender to require [redacted];

“Option Consideration”	has the meaning given to it in Clause 5.2;

“PRC”	means the People’s Republic of China;

“Renminbi” or “RMB”	means the lawful currency for the time being of the PRC;

“Repayment Date”	means the date falling on the expiry date of the 10-calendar-month period following the date of the Cooperation Agreement or such later date to be agreed in writing by the Lender in its absolute discretion; and

“Security Documents”	means and any other document executed or to be executed from time to time by whatever person as a further security for the Borrower’s obligations hereunder.

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1.2	Interpretation. In this Agreement, unless the context requires otherwise, any reference to:

(A)	an “authorization” includes any approvals, consents, licenses, permits, franchises, permissions, registrations, resolutions, directions, declarations and exemptions;

(B)	“indebtedness” includes any obligation for the payment or repayment of money, whether present or future, actual or contingent;

(C)	“law” and/or “regulation” includes any constitutional provisions, treaties, conventions, statutes, acts, laws, decrees, ordinances, subsidiary and subordinate legislation, orders, rules and regulations having the force of law and rules of civil and common law and equity;

(D)	an “order” includes any judgment, injunction, decree, determination or award of any court, arbitration or administrative tribunal;

(E)	a “person” includes any individual, company, body corporate or unincorporate or other juridical person, partnership, firm, joint venture or trust or any federation, state or subdivision thereof or any government or agency thereof;

(F)	“tax” includes any tax, levy, duty, charge, impost, fee, deduction or withholding of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing or other authority and includes any interest, penalty or other charge payable or claimed in respect thereof and “taxation” shall be construed accordingly.

1.3	Miscellaneous. In this Agreement, unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender; reference to this Agreement or any Security Document shall be construed as references to such document as the same may be amended or supplemented from time to time; unless stated otherwise, references to Clauses and the Schedule are to clauses of and the schedule to this Agreement. Clause headings are inserted for reference only and shall be ignored in construing this Agreement.

2.	THE LOAN

2.1	Amount. Subject to the provisions of this Agreement the principal amount of the Loan available to the Borrower is [redacted]

2.2	Drawdown of Loan. Subject to Clause 3, the Loan shall be made available to the Borrower upon the execution of this Agreement by way of banker’s draft payable to or to the order of the Borrower (drawn on a bank in the PRC) or such other manner as agreed between the Lender and the Borrower.

2.3	Use of Loan. The Borrower hereby undertakes that the Loan shall be solely and completely used [redacted] for the purpose of setting up the EJV with the Lender in PRC pursuant to the Cooperation Agreement.

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3.	CONDITIONS PRECEDENT

3.1	Conditions. The Lender shall not be obliged to advance the Loan to the Borrower unless it shall have received:

(A)	this Agreement has been duly executed by the Borrower;

(B)	in relation to the Borrower, certified true copies of resolution of its board of directors approving the borrowing on the terms of this Agreement and authorizing a person or persons to execute this Agreement, and any other notices or documents required in connection herewith;

(C)	the equity joint venture contract in relation to the establishment of the EJV and the articles of the EJV duly executed by the Borrower;

(D)	the Option Agreement duly executed by the Borrower; and

(E)	such other documents relating to any of the matters contemplated herein as the Lender may reasonably request.

3.2	Form of Documents and Evidence. All the documents and evidence referred to in Clause 3.1 shall be in form and substance satisfactory to the Lender in its absolute discretion. Copies required to be certified shall be certified in a manner satisfactory to the Lender by a director or responsible officer of the Borrower or other party concerned.

4.	INTEREST

The Loan is interest free and the Borrower shall not be obliged to pay any interest on the Loan.

5.	REPAYMENT OF THE LOAN AND OPTION AGREEMENT

5.1	Option Agreement. Upon the execution of this Agreement, the Borrower and the Lender shall enter into the Option Agreement so that the Lender and/or its nominees shall have [redacted] as may be permitted in accordance with the then prevailing PRC laws and regulations.

5.2	Consideration for Option. The consideration for the exercise of the options under the Option Agreement payable by the Borrower to the Lender [redacted] which shall be paid on completion according to the provisions of the Option Agreement.

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5.3	[redacted]

5.4	Before Repayment Date. Without prejudice to Clause 5.3 and provided always that no Event of Default has occurred, both the Borrower and the Lender agree that the Borrower shall not make any repayment of the Loan before the Repayment Date.

5.5	Demand for Repayment. The Lender shall have the right to serve a written notice to the Borrower to demand full repayment of the then outstanding amount of the Loan immediately after the Repayment Date or the occurrence of any Event of Default (whichever is earlier). Upon receipt of the demand notice from the Lender, the Loan shall become immediately due and the Borrower shall forthwith (or within such longer period as the Lender may agree in writing) repay the same amount to the Lender.

6.	CHANGE OF LAW OR CIRCUMSTANCES

Unlawfulness. If it becomes unlawful for the Lender to give effect to its obligations hereunder, the Lender shall so notify the Borrower, whereupon the Borrower shall forthwith, or such longer period as the Lender may certify as being permitted by the relevant law, repay the Loan in full and any other moneys owing hereunder.

7.	TAXES AND OTHER DEDUCTIONS

All sums payable by the Borrower under this Agreement shall be paid in full without set-off or counterclaim or any restriction or condition and free and clear of any tax or other deductions or withholdings of any nature. If the Borrower or any other person is required by any law or regulation to make any deduction or withholding (on account of tax or otherwise) from any payment, the Borrower shall, together with such payment, pay such additional amount as will ensure that the Lender receives (free and clear of any tax or other deductions or withholdings) the full amount which it would have received if no such deduction or withholding had been required. The Borrower shall promptly forward to the Lender copies of official receipts or other evidence showing that the full amount of any such deduction or withholding has been paid over to the relevant taxation or other authority.

8.	FEES AND EXPENSES

8.1	Expenses. The Borrower shall forthwith on demand reimburse the Lender for [redacted] of all costs, charges and expenses (including legal fees and printing, translation, communication, advertisement, travel and all other out-of-pocket expenses) incurred by it in connection with the negotiation, preparation and execution of this Agreement and the documentation required hereunder and any inspection, calculation or approval to be conducted, made or given by the Lender pursuant to any provision of this Agreement.

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8.2	Enforcement Costs. The Borrower shall from time to time forthwith on demand reimburse the Lender for all costs, charges and expenses (including legal and other fees, costs and charges on a full indemnity basis and all other out-of-pocket expenses) incurred by it in suing for or seeking to recover any sum due or otherwise preserving or enforcing its rights under this Agreement and the Security Documents.

8.3	Taxes. The Borrower shall pay [redacted] of all present and future stamp and other like duties and taxes and all notarial, registration, recording and other like fees which may be payable in respect of this Agreement or any Security Document and shall fully indemnify the Lender against all liabilities, costs and expenses which may result from any default in paying such duties, taxes or fees.

9.	PAYMENTS AND EVIDENCE OF DEBT

9.1	Payments by Borrower. All payments by the Borrower under this Agreement shall be made to the Lender not later than 11:00 a.m. (Hong Kong time) on the relevant due date unless otherwise agreed by the Lender.

9.2	Banking Days. If any sum would otherwise become due for payment on a non-Banking Day, that sum shall become due on the next following Banking Day and interest shall be adjusted accordingly.

9.3	Allocation of Receipts. If any amount received by the Lender is less than the full amount due, the Lender shall have the right to allocate the amount received towards principal, interest and/or other sums owing hereunder as it considers appropriate.

9.4	Certificate Conclusive and Binding. A Certificate signed by the Lender certifying the total amount due at any time under this Agreement shall, in the absence of any manifest error, be conclusive of the amount so certified as payable and binding on the Borrower.

10.	REPRESENTATIONS AND WARRANTIES

10.1	Representations and Warranties. The Borrower represents and warrants to the Lender that:

(A)	the Borrower is a company duly incorporated with limited liability and validly existing under the laws of PRC, and has full power, authority and legal right to own its assets and to carry on its business;

(B)	the Borrower has full power, authority and legal right to enter into and engage in the transactions contemplated by this Agreement and has taken or obtained all necessary corporate and other action to authorize the execution and performance of this Agreement and any of the Security Documents to which it is a party;

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(C)	this Agreement constitutes and the Security Documents to which the Borrower is a party when executed and delivered will constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their terms;

(D)	neither the execution of this Agreement and the Security Documents to which the Borrower is a party nor the performance by the Borrower of any of its obligations or the exercise of any of its rights thereunder will conflict with or result in a breach of any law, regulation, judgment, order, authorization, agreement or obligation applicable to it or cause any limitation placed on it or the powers of its directors to be exceeded;

(E)	no Charge exists over all or any part of the assets or revenues of the Borrower except as created by the Security Documents or liens arising by operation of law in the ordinary course of business or as previously disclosed in writing to the Lender;

(F)	the Borrower has no indebtedness to any party except indebtedness arising in the ordinary course of its business or as previously disclosed in writing to the Lender;

(G)	all authorizations required from any governmental or other authority or from any shareholders or creditors of the Borrower for or in connection with the execution, validity and performance of this Agreement and the Security Documents to which it is a party have been obtained and are in full force and effect;

(H)	it is not necessary in order to ensure the validity, enforceability or admissibility in evidence in proceedings of this Agreement or any of the Security Documents in Hong Kong or any other relevant jurisdiction that it or any other document be filed or registered with any other document be filed or registered with any authority in Hong Kong or elsewhere or that any tax be paid in respect thereof;

(I)	no litigation, arbitration or administrative proceeding is currently taking place or pending or to the knowledge of the Borrower threatened against the Borrower or its assets;

(J)	the Borrower is not in default under any law, regulation, judgment, order, agreement or obligation applicable to it or its assets or revenues, the consequences of which default could materially and adversely affect its business or financial condition or its ability to perform its obligations under this Agreement or any of the Security Documents to which it is a party and no Event of Default or prospective Event of Default has occurred;

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10.3	Continuing Representation and Warranty. The Borrower also represents and warrants to and undertakes with the Lender that the foregoing representations and warranties will be true and accurate throughout the continuance of this Agreement with reference to the facts and circumstances then subsisting.

10.4	Acknowledgement of Reliance. The Borrower acknowledges that the Lender has entered into this Agreement in reliance upon the representations and warranties contained in this Clause.

11	UNDERTAKINGS

11.1	Affirmative undertakings. The Borrower undertakes with the Lender throughout the continuance of this Agreement and so long as any sum remains owing hereunder that the Borrower will unless the Lender otherwise agrees in writing:

(a)	supply to the Lender promptly on request, such additional financial or other information relating to the Borrower as the Lender may from time to time reasonably request;

(b)	promptly inform the Lender of any Event of Default or prospective Event of Default;

(c)	ensure that its obligations under this Agreement at all times rank at least pari passu with all other unsecured obligations of the Borrower;

(d)	pay all sums due from it and otherwise comply with its obligations under this Agreement and all the Security Documents to which it is a party.

11.2	Negative undertakings. The Borrower undertakes with the Lender throughout the continuance of this Agreement and so long as any sum remains owing hereunder that the Borrower will not, unless the Lender otherwise agrees in writing:

(a)	merge or consolidate with any other entity or take any step with a view to dissolution, liquidation or winding-up;

(b)	purchase or redeem any of its issued shares or reduce its share capital or make a distribution of assets or other capital distribution to its shareholders;

(c)	create or issue or agree to create or issue any share or loan capital or give or agree to give any option in respect of any share or loan capital;

(d)	vary any rights attaching to any shares;

(e)	create extend grant or issue or agree to create extend grant or issue any debentures;

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(f)	declare or pay any dividend or make any other income distribution to its shareholders if any Event of Default or prospective Event of Default has occurred and has not been remedied to the satisfaction of the Lender;

(g)	sell, transfer or otherwise dispose of all or any part of its business or (except for good consideration in the ordinary course of its business) its assets or revenues, whether by a single transaction or by a number of transactions whether related or not;

(h)	make or grant any loan or advance or guarantee or in any other manner be or become directly or indirectly or contingently liable for any indebtedness or other obligation of any other person, except as may be necessary in the ordinary course of its business; or

(i)	create or permit to exist any Charge over all or any of its assets or revenues except (i) any Charge created under the Security Documents or (ii) any possessory lien arising by operation of law in the ordinary course of its business and not in connection with the borrowing or raising of money or credit.

12	EVENTS OF DEFAULT

12.1	Events of Default. Each of the following events shall be an Event of Default:

(a)	the Borrower fails to pay any sum payable under this Agreement when due or otherwise in accordance with the provisions thereof;

(b)	the Borrower or any other party to any of the Security Documents (excluding the Lender) fails duly and punctually to perform or comply with any of its respective obligations or undertakings hereunder or thereunder and, in respect only of a failure which in the opinion of the Lender is capable of remedy and which is not a failure to pay money, does not remedy such failure to the Lender’s satisfaction within 7 days (or such longer period as the Lender may approve) after receipt of written notice from the Lender requiring it to do so;

(c)	an event of default has or is deemed to have occurred under any of the Security Documents;

(d)	any representation or warranty made or deemed to be made by the Borrower or any other party to any of the Security Documents (excluding the Lender) in or in connection with this Agreement or any of the Security Documents proves to have been incorrect or misleading in any respect considered by the Lender to be material;

(e)	any indebtedness of the Borrower becomes payable or capable of being declared payable before its stated maturity or is not paid when due;

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(f)	a creditor takes possession of all or any part of the business or assets of the Borrower or any execution or other legal process is enforced against the business or any asset of the Borrower and is not discharged within 7 days;

(g)	a petition is presented or a proceeding is commenced or an order is made or an effective resolution is passed for the winding-up, insolvency, administration, reorganisation, reconstruction, dissolution or bankruptcy of the Borrower or for the appointment of a liquidator, receiver, administrator, trustee or similar officer of the Borrower or of all or any part of its business or assets;

(h)	the Borrower stops or suspends payments to its creditors generally or is unable or admits its inability to pay its debts as they fall due or seeks to enter into any composition or other arrangement with its creditors or is declared or becomes bankrupt or insolvent;

(i)	the Borrower ceases or threatens to cease to carry on its business or any substantial part thereof or charges or threatens to change the nature or scope of its business or the Borrower disposes of or threatens to dispose of or any governmental or other authority expropriates or threatens to expropriate all or any substantial part of its business or assets;

(i)	this Agreement or any of the Security Documents or any provision hereof or thereof ceases for any reason to be in full force and effect or it becomes impossible or unlawful for the Borrower or any other party thereto to perform any of its obligations thereunder or for the Lender to exercise all or any of its rights, powers and remedies thereunder;

(j)	any situation occurs which in the opinion of the Lender gives reasonable grounds to believe that a material adverse change in the business or financial condition of the Borrower or any other party to any Security Document (excluding the Lender) has occurred or that the ability of the Borrower or any such other party to perform its respective obligations hereunder or thereunder has been or will be materially and adversely affected.

12.3	Declarations. If an Event of Default has occurred the Lender may, by written notice to the Borrower declare the Loan and all other sums payable hereunder to be, whereupon they shall become, immediately due and payable without further demand, notice or other legal formality of any kind.

13	INDEMNITIES

13.1	General Indemnity. The Borrower shall indemnify the Lender against all losses, liabilities, damages, costs and expenses which the Lender may incur as a consequence of any Event of Default or otherwise in connection with this Agreement.

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13.2	Currency Indemnity. RMB shall be the currency of account and of payment in respect of sums payable under this Agreement. If an amount is received in another currency, pursuant to a judgment or order or in the liquidation of the Borrower or otherwise, the Borrower’s obligations under this Agreement shall be discharged only to the extent that the Lender may purchase RMB with such other currency in accordance with normal banking procedures upon receipt of such amount. If the amount in RMB which may be so purchase, after deducting any costs of exchange and any other related costs, is less than the relevant sum payable under this Agreement, the Borrower shall indemnify the Lender against the shortfall. This indemnity shall be an obligation of the Borrower independent of and in addition to its other obligations under this Agreement and shall take effect notwithstanding any time or other concession granted to the Borrower or any judgment or order being obtained or the filing of any claim in the liquidation, dissolution or bankruptcy (or analogous process) of the Borrower.

14.	ASSIGNMENT

14.1	The Borrower. This Agreement shall be binding on and inure to the benefit of the Borrower and its successors, but the Borrower shall not assign any of its rights hereunder.

14.2	The Lender. This Agreement shall be binding on and inure to the benefit of the Lender and its successors and assigns and the Lender may assign any of its rights hereunder.

14.3	Disclosure. The Lender may disclose to an assignee or sub-participant or potential assignee or sub-participant on a confidential basis such information about the Borrower as the Lender shall consider appropriate.

15.	AMENDMENT AND WAIVER

15.1	Amendments in Writing. Any amendment or waiver of any provision of this Agreement and any waiver of any default under this Agreement shall only be effective if made in writing and signed by the Lender.

15.2	No Waiver; Remedies Cumulative. Time is of the essence of this Agreement but no failure or delay by the Lender in exercising any right, power or discretion hereunder shall impair such right, power of discretion or operate as a waiver thereof, nor shall any single or partial exercise of any right, power or discretion preclude any further exercise thereof or the exercise of any other right, power or discretion. The rights, powers and remedies herein provided are cumulative and do not exclude any other rights, powers and remedies provided by law.

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16.	NOTICES

16.1	Any notice to be given under this Agreement shall be in English and made in writing and may be delivered personally or sent by first class prepaid letter, (airmail if overseas), telex or facsimile transmission. A notice shall be sent to the addressee (marked for the attention of the appropriate person) at its address or facsimile number set out below or to such other address or facsimile number as may be notified by such addressee to the other party from time to time for the purposes of this Clause.

16.2	Notices shall be given as follows:

(A)	to the Borrower:

(I)	address: 18/F., Olympic Building ShangBao Road Futian District, Shenzhen, China

(II)	facsimile: (86) 755-8352 2250

(III)	marked for the attention of: Mr. LAM Yat Ping Henry

(B)	to the Lender:

(I)	address: Unit 73, 5/F., Hong Kong International Trade & Exhibition Centre, 1 Trademart Drive, Kowloon Bay, Kowloon, Hong Kong

(II)	facsimile: (852) 2620 0031

(III)	marked for the attention of: Mr. David Lee (Financial Controller)

Copy to the Lender’s Legal Office:

(I)	address: 89B Science Park Drive #02-05/06, The Rutherford, Singapore 118261

(II)	facsimile: (65) 6872-5912

(III)	marked for the attention of: The Company Secretary

16.3	A notice shall be deemed to have been served:

(A)	if personally delivered, at the time of delivery;

(B)	if posted, if to an addressee within the same country, two (2) working days (or if to an addressee in a different country, five (5) working days, when it shall be sent by airmail) after the envelope containing the notice was delivered into the custody of the postal authorities;

(C)	if communicated by facsimile transmission, at the time of transmission;

PROVIDED THAT where, in the case of delivery by hand or transmission by facsimile, such delivery or transmission occurs after 4 p.m. (local time) on a working day or on a day which is not a working day in the place of receipt, service shall be deemed

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to occur at 9 a.m. (local time) on the next following working day in such place; and for this purpose, in this Clause “working day” means a day on which banks are open for business in the ordinary course, other than Saturdays and Sundays.

16.4	In proving service, it shall be sufficient to prove that personal delivery was made or that the envelope containing the notice was properly addressed and delivered into the custody of postal authorities authorised to accept the same, or if sent by facsimile, by receipt of automatic confirmation of transmission or answerback PROVIDED THAT a notice shall not be deemed to be served if communicated by facsimile transmission which is not legible in all material respects; such transmission shall be deemed to have been so legible if a request for retransmission is not made before the end of the next working day following the transmission.

17.	MISCELLANEOUS

17.1	Execution. This Agreement shall become effective as of the date hereof.

17.2	Entire Agreement. This Agreement and the documents referred to herein constitute the entire obligation of the Lender and superseded any previous expressions of intent or understandings in respect of this transaction.

17.3	Severability. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity and enforceability of such provision under the law of any other jurisdiction, and of the remaining provisions of this Agreement, shall not be affected or impaired thereby.

17.4	Counterparts. This Agreement may be executed in counterparts and by different parties on separate counterparts which when taken together shall be deemed to constitute one agreement.

18.	GOVERNING LAW AND JURISDICTION

18.1	Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of Hong Kong.

18.2	Jurisdiction. The Borrower agrees that any legal action or proceeding arising out of or relating to his Agreement may be brought in the courts of Hong Kong and hereby irrevocably submits to the non-exclusive jurisdiction of such courts.

18.3	Process Agent. The Borrower hereby irrevocably appoints Lam Yat Ping Henry of Flat G, 36/F, Metro City II, Tseung Kwan O, New Territories, Hong Kong as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. The Borrower agrees that any such legal process shall be sufficiently

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served on it if delivered to Lam Yat Ping Henry for service at the above address. In the event that Lam Yat Ping Henry cannot continue to act as such agent for the Borrower for any reason, the Borrower shall forthwith appoint another agent in Hong Kong for the same purposes and notify such appointment to the Lender.

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EXECUTION PAGE

IN WITNESS whereof, this Agreement has been duly executed by the parties here of on the day and year first above written.

SIGNED for and on behalf of the Borrower	)
by its director, Lam Yat Ping Henry	)
in the presence of :-)

SIGNED for and on behalf of the Lender	)
by its director, Kuk Cho Yiu Eddy	)
in the presence of :-)

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